QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CLEAN ENERGY FUELS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CLEAN ENERGY FUELS CORP.
4675 MacArthur Court, Suite 800
Newport Beach, CA 92660

April 11, 2016

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders ("Annual Meeting") of Clean Energy Fuels Corp. (the "Company", "we", "us" or "our") to be held at The Island Hotel at 690 Newport Center Drive, Newport Beach, California 92660, on Thursday, May 26, 2016, at 9:00 a.m. Pacific Time.

        The attached notice of Annual Meeting and proxy statement include the agenda for the Annual Meeting, explain the matters that will be discussed and voted on at the Annual Meeting and provide general information about our Company.

        For the Annual Meeting, we are pleased to take advantage of the Securities & Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering our printing and delivery costs and reducing the environmental impact of the Annual Meeting.

        Your vote is very important. Please vote as promptly as possible. Thank you for supporting our Company.

Sincerely,

MITCHELL W. PRATT
Corporate Secretary

CLEAN ENERGY FUELS CORP.
4675 MacArthur Court, Suite 800
Newport Beach, CA 92660

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 26, 2016

        The annual meeting of stockholders ("Annual Meeting") of Clean Energy Fuels Corp. (the "Company", "we", "us" or "our") will be held at The Island Hotel at 690 Newport Center Drive, Newport Beach, California 92660, on Thursday, May 26, 2016, at 9:00 a.m. Pacific Time for the following purposes:

  1.
  To elect nine directors;

  2.
  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

  3.
  To approve the Clean Energy Fuels Corp. 2016 Performance Incentive Plan; and

  4.
  To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

        The foregoing items of business are more fully described in the proxy statement included with this notice.

        The Company's Board of Directors has fixed the close of business on April 4, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices for a period of 10 days prior to the Annual Meeting.

By order of the Board of Directors,

Dated: April 11, 2016	MITCHELL W. PRATT Corporate Secretary

CLEAN ENERGY FUELS CORP.
4675 MacArthur Court, Suite 800
Newport Beach, CA 92660

2016 PROXY STATEMENT

General Information

        The board of directors ("Board") of Clean Energy Fuels Corp., a Delaware corporation (the "Company", "we", "us" or "our"), is providing this proxy statement ("Proxy Statement") and all other proxy materials to you in connection with the solicitation of proxies for use at our 2016 annual meeting of stockholders ("Annual Meeting"). The Annual Meeting will be held at The Island Hotel at 690 Newport Center Drive, Newport Beach, California 92660, on Thursday, May 26, 2016, at 9:00 a.m. Pacific Time ("PT"), or at any adjournment or postponement thereof, for the purposes stated herein. This Proxy Statement summarizes the information that you need to know in order to vote in an informed manner.

        Pursuant to rules adopted by the Securities and Exchange Commission ("SEC"), we have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials ("Notice") to the Company's stockholders of record and beneficial owners as of the record date for the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to below and in the Notice, or may request to receive a printed set of the proxy materials. The Company's proxy materials are available at the following website: http://www.proxyvote.com, and instructions on how to access the proxy materials on this website or to request a printed copy may be found in the Notice. In addition, stockholders may submit a request to receive the Company's proxy materials in printed form by mail or electronically by e-mail on an ongoing basis until the one-year anniversary of the date of the Annual Meeting, pursuant to the instructions provided in the Notice. We encourage you to take advantage of the availability of the Company's proxy materials on the Internet in order to lower our printing and delivery costs and help reduce the environmental impact of the Annual Meeting.

Voting Rights and Outstanding Shares

        We will mail the Notice on or about April 15, 2016 to all stockholders of record that are entitled to vote at the Annual Meeting. Only stockholders that owned our common stock at the close of business on April 4, 2016, the date which has been fixed by the Board as the record date, are entitled to vote at the Annual Meeting. On the record date, 100,432,328 shares of our common stock were outstanding.

        Each share of our common stock that you own entitles you to one vote on all matters to be voted upon at the Annual Meeting. The proxy card indicates the number of shares of our common stock that you own. We will have the required quorum to conduct the business of the Annual Meeting if holders of a majority of the outstanding shares of our common stock as of the record date are present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes, discussed below, will be counted as present for purposes of determining whether a quorum is present at the Annual Meeting.

        Generally, broker non-votes occur when shares held by a broker, bank, or other nominee in "street name" for a beneficial owner are not voted with respect to a particular proposal because the broker, bank, or other nominee (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote the shares with respect to a particular proposal. A broker, bank or other nominee is entitled to vote shares held for a beneficial owner, even without receiving voting instructions from the beneficial owner, on "routine" matters. For the Annual Meeting, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm (Proposal 2) is a "routine" matter. On the other hand, a broker, bank or other nominee is not entitled to vote shares held for a beneficial owner absent voting instructions from the beneficial owner on "non-routine" matters. For the Annual Meeting, the election of directors (Proposal 1) and the proposal to approve the Clean Energy Fuels Corp. 2016 Performance Incentive Plan (Proposal 3) are "non-routine" matters. As a result, if you hold your shares in street name, it is important that you give your broker, bank or other nominee specific voting instructions if you want your vote to count in the election of directors (Proposal 1) and the proposal to approve the Clean Energy Fuels Corp. 2016 Performance Incentive Plan (Proposal 3). Broker non-votes will not be included in the number of shares represented and entitled to vote with respect to the proposal for which they occur. Thus, broker non-votes are not counted for purposes of determining whether stockholder approval of any individual proposal has been obtained.

        Directors will be elected by a plurality of votes cast by shares present in person or represented by proxy at the Annual Meeting, meaning that the nominees receiving the largest number of votes up to the number of directors to be elected at the Annual Meeting will be duly elected as directors. Abstentions and broker non-votes, if any, will have no impact on the election of directors. The proposals to ratify the appointment of KPMG LLP as our independent registered public accounting firm and to approve the Clean Energy Fuels Corp. 2016 Performance Incentive Plan must each be approved by the affirmative vote of a majority of the votes cast for the proposal by shares present in person or represented by proxy at the Annual Meeting. Accordingly, abstentions and broker non-votes, if any, will have no impact on the outcome of the votes for these proposals as they are not considered to be present and entitled to vote on these matters.

Attending the Annual Meeting

        All stockholders that owned our common stock at the close of business on April 4, 2016, the record date, or their duly appointed proxies, may attend the Annual Meeting. Registration will begin at 8:30 a.m. PT, and seating will begin immediately thereafter. If you attend, please note that you may be asked to present valid picture identification, such as a driver's license or passport. Please also note that if you hold your shares in "street name" (that is, through a broker, bank or other nominee), you will need to bring certain additional items with you to the Annual Meeting, as described below.

Voting Shares Registered in Your Name

        If you are a stockholder of record entitled to vote at the Annual Meeting, you may vote in one of four ways:

  •
  You may vote in person at the Annual Meeting. We will provide a ballot when you arrive.

  •
  If you request printed copies of the proxy materials by mail, you may vote by proxy by completing the proxy card and mailing it in the envelope provided.

  •
  You may vote by proxy by telephone by calling the toll free number found on the proxy card.

  •
  You may vote by proxy via the Internet at the website http://www.proxyvote.com by following the instructions provided in the Notice.

        Votes submitted by telephone or via the Internet must be received by 11:59 p.m. Eastern Time on Wednesday, May 25, 2016. Submitting your proxy by telephone, via the Internet or by a mailed proxy card will not affect your right to vote in person should you decide to attend the Annual Meeting, in which case your vote in person at the Annual Meeting would revoke any vote by proxy that you had earlier submitted.

Voting Shares Registered in the Name of a Broker, Bank or Other Nominee

        Most beneficial owners whose stock is held in street name will receive instructions for voting their shares from their broker, bank or other nominee.

        If you wish to vote in person at the Annual Meeting and your stock is held in street name, then you must obtain and bring to the Annual Meeting a legal proxy issued in your name from the broker, bank or other nominee that holds your shares of record. Contact your broker, bank or other nominee for more information about how to obtain a legal proxy. Additionally, you must bring to the Annual Meeting a copy of a brokerage statement reflecting your ownership of our common stock as of the record date.

Tabulation of Votes

        The inspector of elections of the Annual Meeting will tabulate the votes of our stockholders. The shares of our common stock represented by proxy will be voted in accordance with the instructions given on the proxy so long as the proxy is properly executed and received by us prior to the close of voting at the Annual Meeting or any adjournment or postponement thereof (or in the case of proxies submitted by telephone or via the Internet, by the deadline specified above). If no instruction is given on a proxy that is properly executed and received by us, then the proxy will be voted "for" each nominee for director; "for" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm; and "for" the approval of the Clean Energy Fuels Corp. 2016 Performance Incentive Plan. In addition, the individuals that we have designated as proxies for the Annual Meeting will have discretionary authority to vote for or against any other matter presented at the Annual Meeting.

Revocability of Proxies

        Once you have submitted your proxy by mail, telephone or Internet, you may revoke it at any time before it is voted at the Annual Meeting. You may revoke your proxy in any one of three ways:

  •
  You may submit another proxy marked with a later date (which automatically revokes the earlier proxy) by mail, telephone or Internet until the applicable deadline for each method;

  •
  You may notify our Corporate Secretary in writing that you wish to revoke your proxy before it is voted at the Annual Meeting; or

  •
  You may vote in person at the Annual Meeting (which automatically revokes an earlier-provided proxy).

Adjourned or Postponed Annual Meeting

        In the event that the Annual Meeting is adjourned or postponed, your proxy will still be effective and will be voted at the rescheduled Annual Meeting and you will still be able to change or revoke your proxy until it is voted.

Solicitation

        This solicitation is made by our Board and we will bear the entire cost of soliciting proxies, including the costs of preparation, assembly, printing and mailing of the Notice, the proxy card, any printed copies of this Proxy Statement requested by stockholders and any additional information furnished to stockholders. We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock that are beneficially owned by others for forwarding to the beneficial owners that have requested printed materials. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Solicitations will be made primarily through the Notice and the solicitation materials made available via the Internet, via e-mail or in print to those who request copies, but may be supplemented by telephone, telegram, facsimile or personal solicitation by our directors, executive officers or other employees. No additional compensation will be paid to these individuals for these services. In addition, we have not engaged employees for the specific purpose of soliciting proxies or a proxy solicitation firm to assist us in soliciting proxies, but may elect to engage and pay the cost of such employees or such a proxy solicitation firm at any time.

Results of the Annual Meeting

        Preliminary results will be announced at the Annual Meeting. Final results will be published in a current report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in such a Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Stockholder Proposals for 2017 Annual Meeting

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials.

        Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and intended to be presented at our 2017 annual meeting of stockholders and considered for inclusion in our proxy materials for that meeting must be received by us no later than December 17, 2016 if the 2017 annual meeting is held between April 26, 2017 and June 25, 2017 or, if the 2017 annual meeting is not held within those dates, a reasonable time before we begin to print and send our proxy materials for the meeting, and must otherwise comply with Rule 14a-8 in all respects, including delivery of proof of ownership of our common stock in accordance with Rule 14a-8(b)(2).

Requirements for Director Nominations or Stockholder Proposals to be Brought Before an Annual Meeting but Not Included in Our Proxy Materials.

        Our amended and restated bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting outside the processes of Rule 14a-8, the stockholder must have given timely written notice of the proposal or nomination to the Company. To be timely for our 2017 annual meeting of stockholders, a stockholder's notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between February 25, 2017 and March 27, 2017 if the 2017 annual meeting is held between April 26, 2017 and June 25, 2017 or, if the 2017 annual meeting is not held within those dates, between the 60th day and 90th day before the date the meeting is held or no later than the 10th day after the date of our public announcement of the meeting date if we publicly announce that date less than 70 days before the date of the meeting. A stockholder's notice to the Company must set forth, as to each matter the stockholder proposes to bring before the 2017 annual meeting, all of the information required by our amended and restated bylaws. We will not entertain any proposals or nominations at the Annual Meeting or at our 2017 annual meeting of stockholders that do not meet the requirements set forth in our amended and restated bylaws. If we comply and the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

Separate Copy of Annual Report or Proxy Materials

        We have adopted a procedure called "householding," which the SEC has approved. Under this procedure, we are delivering a single copy of the Notice and, if requested, this Proxy Statement and our annual report for the year ended December 31, 2015 ("Annual Report") to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of the stockholders. This procedure reduces the Company's printing and mailing costs and other fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice, this Proxy Statement or the Annual Report to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy of the Notice, this Proxy Statement or the Annual Report, write to Investor Relations at Clean Energy Fuels Corp., 4675 MacArthur Court, Suite 800, Newport Beach, California 92660 or call (949) 437-1000. Stockholders who share an address and receive multiple copies of the Notice, this Proxy Statement or the Annual Report may also request to receive a single copy of any such materials by following the instructions above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows the amount of common stock beneficially owned by holders of more than 5% of the outstanding shares of any class of our voting securities, except for Mr. T. Boone Pickens (one of our founders and a member of our Board), whose ownership is included in the second table below.

        We have determined beneficial ownership as shown in the following two tables in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the two tables below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws.

        Applicable percentage ownership as shown in the two tables below is based on 100,432,328 shares of common stock outstanding on April 4, 2016. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock (i) subject to options held by that person that are currently exercisable or exercisable within 60 days after April 4, 2016 and, (ii) underlying convertible notes held by that person that are currently convertible or convertible within 60 days after April 4, 2016. However, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned	Percent of Common Stock Outstanding
Anchorage Capital Group, L.L.C.(1) 610 Broadway, 6th Floor New York, NY 10012	6,698,721	6.25%

(1)
Based on a Schedule 13G filed on February 16, 2016, as of December 31, 2015, Anchorage Capital Group, L.L.C. ("Anchorage Capital") may be deemed to beneficially own $104,500,000 of principal amount of certain 5.25% senior convertible notes due 2018 (the "2018 Convertible Notes"), which may be converted into an aggregate of 6,698,721 shares of common stock. The securities beneficially owned by Anchorage Capital include: (i) $102,340,000 of principal amount of the 2018 Convertible Notes held for the account of Anchorage Capital Master Offshore, Ltd. ("Anchorage Offshore"), which may be converted into an aggregate of 6,560,260 shares of common stock, and (ii) $2,160,000 of principal amount of the 2018 Convertible Notes held for the account of PCI

  Fund LLC ("PCI Fund"), which may be converted into an aggregate of 138,461 shares of common stock. Anchorage Capital is the investment advisor of Anchorage Offshore and PCI Fund, Anchorage Advisors Management, L.L.C. ("Anchorage Management") is the sole managing member of Anchorage Capital, and Kevin M. Ulrich is the Chief Executive Officer of Anchorage Capital and the senior managing member of Anchorage Management.

        The following table shows the amount of common stock beneficially owned on April 4, 2016 (unless otherwise indicated) by:

  •
  each of our named executive officers and current directors; and

  •
  all of our current executive officers and directors as a group.

        The address of each beneficial owner listed in the following table is c/o Clean Energy Fuels Corp., 4675 MacArthur Court, Suite 800, Newport Beach, California 92660.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number	%
Directors and Named Executive Officers:
T. Boone Pickens(1)	22,280,783	21.17%
Andrew J. Littlefair(2)	1,942,057	1.91%
Robert M. Vreeland(3)	39,000	*
Mitchell W. Pratt(4)	949,217	*
Peter J. Grace(5)	240,531	*
Barclay F. Corbus(6)	728,632	*
John S. Herrington(7)	459,606	*
Warren I. Mitchell(8)	348,215	*
Kenneth M. Socha(9)	240,278	*
James C. Miller III(10)	193,356	*
Vincent C. Taormina(11)	283,515	*
James E. O'Connor(12)	93,000	*
Stephen A. Scully(13)	70,000	*
All current executive officers and directors as a group (13 persons)(14)	27,868,190	26.69%

*
Represents less than 1%.

(1)
Beneficial ownership consists of (a) 725,000 shares of common stock subject to options currently exercisable or exercisable within 60 days after April 4, 2016, (b) 4,113,923 shares of common stock issuable upon conversion of $65,000,000 of principal amount of the 7.5% Convertible Notes, and (c) 17,441,860 shares of outstanding common stock held directly. As of April 4, 2016, 17,441,860 outstanding shares held by Mr. Pickens, representing 17.37% of our issued and outstanding shares of common stock are pledged as collateral to or held in margin accounts with financial institutions.

(2)
Beneficial ownership consists of (a) 1,324,190 shares of common stock subject to options currently exercisable or exercisable within 60 days after April 4, 2016, and (b) 617,867 shares of outstanding common stock held directly.

(3)
Beneficial ownership consists of (a) 34,000 shares of common stock subject to options currently exercisable or exercisable within 60 days after April 4, 2016, and (b) 5,000 shares of outstanding common stock held directly.

(4)
Beneficial ownership consists of (a) 759,609 shares of common stock subject to options currently exercisable or exercisable within 60 days after April 4, 2016 either directly or by the Pratt Family

  Trust, over which Mr. Pratt possesses voting and investment control, and (b) 189,608 shares of outstanding common stock held directly or by the Pratt Family Trust.

(5)
Beneficial ownership consists of (a) 221,431 shares of common stock subject to options currently exercisable or exercisable within 60 days after April 4, 2016, (b) 9,100 shares of outstanding common stock held directly and (c) 10,000 shares of common stock held by Mr. Grace's spouse.

(6)
Beneficial ownership consists of (a) 651,653 shares of common stock subject to options currently exercisable or exercisable within 60 days after April 4, 2016, and (b) 76,979 shares of outstanding common stock held directly or by an individual retirement account for the benefit of Mr. Corbus.

(7)
Beneficial ownership consists of (a) 295,615 shares of common stock subject to options currently exercisable or exercisable within 60 days after April 4, 2016 either directly or by the J&L Herrington 2002 Family Trust, over which Mr. Herrington possesses voting and investment control, and (b) 163,991 shares of outstanding common stock held by the J&L Herrington 2002 Family Trust.

(8)
Beneficial ownership consists of (a) 288,115 shares of common stock subject to options currently exercisable or exercisable within 60 days after April 4, 2016, and (b) 60,100 shares of outstanding common stock held directly.

(9)
Beneficial ownership consists of (a) 174,638 shares of common stock subject to options currently exercisable or exercisable within 60 days after April 4, 2016, (b) 30 shares of outstanding common stock (the "UTMA Shares") held in a Uniform Transfers to Minors Act account for which Mr. Socha is the custodian, and (c) 65,610 shares of outstanding common stock held directly. Mr. Socha possesses voting and dispositive power over the UTMA Shares.

(10)
Beneficial ownership consists of (a) 183,356 shares of common stock subject to options currently exercisable or exercisable within 60 days after April 4, 2016, and (b) 10,000 shares of outstanding common stock, of which 9,900 shares of common stock are held by a trust over which Mr. Miller possesses voting and investment control and 100 shares of common stock are held directly.

(11)
Beneficial ownership consists of (a) 215,615 shares of common stock subject to options currently exercisable or exercisable within 60 days after April 4, 2016, and (b) 67,900 shares of outstanding common stock held by the Vincent C. Taormina REV Intervivos Trust UAD 5/14/84, over which Mr. Taormina possesses voting and investment control.

(12)
Beneficial ownership consists of (a) 85,000 shares of common stock subject to options currently exercisable or exercisable within 60 days after April 4, 2016, and (b) 8,000 shares of outstanding common stock held by the James E. O'Connor Revocable Trust, over which Mr. O'Connor possesses voting and investment control.

(13)
Beneficial ownership consists of (a) 40,000 shares of common stock subject to options currently exercisable or exercisable within 60 days after April 4, 2016, and (b) 30,000 shares of outstanding common stock held by the Scully Family Trust, over which Mr. Scully possesses voting and investment control.

(14)
Beneficial ownership consists of (a) 9,112,145 shares of common stock subject to options currently exercisable or exercisable within 60 days after April 4, 2016 or issuable upon conversion of outstanding convertible notes, and (b) 18,756,045 shares of outstanding common stock held directly by our executive officers and directors or by trusts or a Uniform Transfers to Minors Act account over which an executive officer or director possesses voting and investment control.

 PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Our Board, acting pursuant to our amended and restated bylaws, has determined that the number of directors constituting the full Board shall be nine. The Board has, upon recommendation of our nominating and corporate governance committee, nominated Andrew J. Littlefair, Warren I. Mitchell, John S. Herrington, James C. Miller III, James E. O'Connor, T. Boone Pickens, Stephen A. Scully, Kenneth M. Socha and Vincent C. Taormina for election as members of the Board.

        Each of the nominees is currently a director of our Company and was elected or re-elected by our stockholders at our 2015 annual meeting of stockholders. Upon his reelection at the Annual Meeting, each director will serve a one-year term until the next annual meeting of stockholders or until his successor is duly qualified and elected. During the course of a term, the Board may appoint a new director to fill any vacant seat, including a vacancy caused by an increase to the size of the Board. In that event, the newly appointed director would complete the term of the director he or she replaced or, if appointed to fill a vacancy caused by an increase to the size of the Board, serve until the next annual meeting of stockholders. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. However, if any nominee cannot serve, then your proxy will be voted for another nominee proposed by the Board, or if no nominee is proposed by the Board, a vacancy will occur.

        We, as a matter of policy, encourage our directors to attend meetings of stockholders, and in 2015, seven of our directors attended our annual meeting. There are no family relationships between any director nominees or executive officers of our Company, except that Mr. Pickens became Mr. Grace's father-in-law in November 2015, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was or is selected as a director or nominee.

Nominees for Director

        You are being asked to vote on the nine director nominees listed below. Unless otherwise instructed, the proxy holders will vote the proxies received by them for these nine nominees. All of our nominees for director are current members of our Board. The names of the director nominees, their ages as of January 31, 2016, and other information about them are shown below.

Name of Director Nominee	Age	Position
Andrew J. Littlefair	55	President, Chief Executive Officer and Director
Warren I. Mitchell	78	Chairman of the Board
John S. Herrington	76	Director
James C. Miller III	73	Director
James E. O'Connor	66	Director
T. Boone Pickens	87	Director
Stephen A. Scully	56	Director
Kenneth M. Socha	69	Director
Vincent C. Taormina	60	Director

        Andrew J. Littlefair, one of our founders, has served as our President, Chief Executive Officer and a director since June 2001. From 1996 to 2001, Mr. Littlefair served as President of Pickens Fuel Corp., and from 1987 to 1996, Mr. Littlefair served in various management positions at Mesa, Inc., an energy company. From 1983 to 1987, Mr. Littlefair served in the Reagan Administration as a Staff Assistant to the President. Mr. Littlefair served as Chairman of NGV America, the leading U.S. advocacy group for natural gas vehicles, from March 1993 to March 2011. Mr. Littlefair served on the board of directors of Westport Innovations Inc., a Canadian company publicly traded on the NASDAQ Global Market, from

2007 to June 2010. Mr. Littlefair has served on the board of directors of Hilltop Holdings Inc. (formerly PlainsCapital Corporation), a reporting company under the Exchange Act, since 2009. Mr. Littlefair earned a B.A. from the University of Southern California.

        Warren I. Mitchell has served as our Chairman of the Board and a director since May 2005. For over 40 years until his retirement in 2000, Mr. Mitchell worked in various positions at Southern California Gas Company, including as President beginning in 1990 and Chairman beginning in 1996. Mr. Mitchell currently serves as Chairman of the board of directors of The Energy Coalition, a non-profit organization devoted to education on energy management. Mr. Mitchell earned a B.S. and an M.B.A. from Pepperdine University and completed the Stanford Executive Program.

        John S. Herrington has served as a director of our Company since November 2005. For over a decade, Mr. Herrington has been a self-employed businessman and attorney-at-law. From 1985 to 1989, Mr. Herrington served as the U.S. Secretary of Energy, and from 1983 to 1985, Mr. Herrington served as Assistant to the President for presidential personnel in the Reagan Administration. From 1981 to 1983, Mr. Herrington served as Deputy Assistant to the President and Assistant Secretary of the U.S. Navy. Mr. Herrington earned an A.B. from Stanford University and a J.D. and an LL.B. from the University of California, Hastings College of the Law.

        James C. Miller III has served as a director of our Company since May 2006. Mr. Miller served on the board of governors of the United States Postal Service from April 2003 to December 2011 and as its chairman from January 2005 to 2008, and has been nominated for another term on that board and currently awaits confirmation by the U.S. Senate. Mr. Miller has served on the board of directors of the Washington Mutual Investors Fund since October 1992 and served on the board of directors of the J.P. Morgan Value Opportunities Fund from December 2001 to January 2014. From 1981 to 1985, Mr. Miller was Chairman of the U.S. Federal Trade Commission in the Reagan Administration, and also served as Director of the U.S. Office of Management and Budget from 1985 to 1988. Mr. Miller earned a B.B.A. from the University of Georgia and a Ph.D. from the University of Virginia.

        James E. O'Connor has served as a director of the Company since September 2011. Mr. O'Connor has more than 30 years of experience in the waste industry. He was most recently a senior executive at Republic Services where he served as Chief Executive Officer from December 1998 to January 2011 and as Chairman of the Board from January 2003 to May 2011. From 1972 to 1978 and from 1982 to 1998, Mr. O'Connor served in various positions with Waste Management, Inc., including Senior Vice President from 1997 to 1998, Area President of Waste Management of Florida, Inc. from 1992 to 1997, Senior Vice President of Waste Management—North America from 1991 to 1992 and Vice President—Southeastern Region from 1987 to 1991. Mr. O'Connor is a member of the board of directors of the Canadian National Railway Company, a Canadian company publicly traded on the New York Stock Exchange, and Casella Waste Systems, Inc., a reporting company under the Exchange Act. Mr. O'Connor earned a B.A. from DePaul University.

        T. Boone Pickens has served as a director of our Company since June 2001 and founded Pickens Fuel Corp. in 1996. Mr. Pickens has served as the Chairman and Chief Executive Officer of BP Capital, L.P., a private investment firm focused on investments in the energy sector, since he founded the company in 1996, and is also active in management of the BP Capital Equity Fund and BP Capital Commodity Fund, which are privately-held investment funds. From October 2005 to March 2015, Mr. Pickens served on the board of directors of EXCO Resources, Inc., a publicly traded energy company. Mr. Pickens was the founder of Mesa Petroleum Company, an oil and gas company, and served as the Chief Executive Officer and a director of the company and its successors from 1956 to 1996. Mr. Pickens earned a B.S. from Oklahoma State University.

        Stephen A. Scully has served as a director of our Company since January 2014. Mr. Scully was founder and President of the Scully Companies, a California-based truck leasing and specialized contract carriage provider. He started the Scully Companies immediately after graduating from the

University of Southern California in 1981 and subsequently sold it to Ryder System in January 2011. The Scully Companies was the largest independent asset based logistics provider in the western United States. Since selling the Scully Companies, Mr. Scully has been a private investor. Additionally, he was the Chairman of the Board of the National Truck Leasing System from 1999 to 2010, a board member of the Truck Rental and Leasing Association from 1990 to 1999, a board member of Ameriquest Transportation and Logistics Resources from 2007 to 2008 and is a former member of the California Trucking Association.

        Kenneth M. Socha has served as a director of our Company since January 2003. Since 1995, Mr. Socha has served as a Senior Managing Director of Perseus, L.L.C., a private equity fund management company. Previously, Mr. Socha practiced corporate and securities law as a partner in the New York office of Dewey Ballantine. Mr. Socha earned an A.B. from the University of Notre Dame and a J.D. from Duke University Law School.

        Vincent C. Taormina has served as a director of our Company since April 2008. Mr. Taormina is the former Chief Executive Officer of Taormina Industries, Inc., one of California's largest solid waste and recycling companies. In 1997, Taormina Industries merged with Republic Services, a publicly-held waste handling company that operates throughout the United States. Mr. Taormina served as Regional Vice President of Republic Services from 1997 to 2001, managing the overall operations of eleven western states. Since 2001, Mr. Taormina has served and continues to serve as a consultant to Republic Services and is a private investor. Mr. Taormina is a past President of the Orange County Solid Waste Management Association, past President Elect of the California Refuse Removal Council and a former board member of the Waste Recyclers Council for the National Solid Waste Management Board.

Required Vote and Board Recommendation

        Directors will be elected by a plurality of the votes cast on this proposal by shares present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting, meaning that the nominees who receive the highest number of votes will be elected. Abstentions and broker non-votes, if any, will have no impact on the election of directors.

OUR BOARD RECOMMENDS A VOTE "FOR" THE ELECTION
TO THE BOARD OF EACH OF THESE NOMINEES

 PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        We are asking our stockholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. KPMG LLP has audited our financial statements annually since 2001. Representatives of KPMG LLP are expected to be present at the Annual Meeting to answer appropriate questions and make a statement should they choose to do so.

        Although our amended and restated bylaws do not require that our stockholders approve the appointment of our independent registered public accounting firm, we are submitting the selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders vote against the ratification of the appointment of KPMG LLP, the audit committee of our Board will consider whether to retain the firm. Even if our stockholders ratify the appointment of KPMG LLP, the audit committee may choose to appoint a different independent registered public accounting firm at any time during the year if the committee determines that such a change would, in its judgment, be in the best interests of our Company and our stockholders.

Independent Registered Public Accounting Firm Fees and Services

        The following table presents fees for the audit of our annual consolidated financial statements as of and for the fiscal years ended December 31, 2014 and December 31, 2015, and fees billed for other services rendered by KPMG LLP during those periods.

	2014($)	2015($)
Audit Fees(1)	1,292,400	1,373,625
Audit Related Fees(2)	—	—
Tax Fees(3)	259,000	292,439
All Other Fees(4)	—	—

Total	1,551,400	1,666,064

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim condensed consolidated financial statements included in our quarterly reports, the audit of our internal control over financial reporting, audits of stand-alone financial statements of certain of our subsidiaries, professional services rendered in connection with our filing of various registration statements (i.e., registration statements on Form S-8 and Form S-3, including related comfort letters) and other professional services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

(2)
Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported as Audit Fees. KPMG LLP rendered no such services for us during fiscal years 2014 and 2015.

(3)
Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4)
All Other Fees consist of fees billed for products and services other than the services described above. During fiscal years 2014 and 2015, there were no such services rendered to us by KPMG LLP.

Pre-Approval Policies and Procedures

        As a matter of policy, all audit and non-audit services provided by our independent registered public accounting firm are approved in advance by the audit committee of the Board, which considers whether the provision of non-audit services is compatible with maintaining such firm's independence. All services provided by KPMG LLP during fiscal years 2014 and 2015 were pre-approved by the audit committee. The audit committee has considered the role of KPMG LLP in providing services to us in our 2015 fiscal year and has concluded that such services are compatible with its independence as our auditor.

Required Vote and Board Recommendation

        Ratification of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of the majority of the votes cast on this proposal by shares present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Accordingly, abstentions and broker non-votes, if any, will have no impact on the outcome of the vote on this proposal.

OUR BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF
KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 PROPOSAL NO. 3
APPROVAL OF THE CLEAN ENERGY FUELS CORP.
2016 PERFORMANCE INCENTIVE PLAN

  General

        At the Annual Meeting, we are asking our stockholders to approve the Clean Energy Fuels Corp. 2016 Performance Incentive Plan (the "2016 Plan"), which was adopted, subject to stockholder approval, by the Board on February 16, 2016.

        The Company believes that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company, and that incentive compensation plans like the proposed 2016 Plan are an important attraction, retention and motivation tool for participants in the plan.

        Our current active equity compensation plan is the Clean Energy Fuels Corp. Amended and Restated 2006 Equity Incentive Plan (the "2006 Plan"). As of April 4, 2016, a total of 14,358,629 shares of the Company's common stock were subject to outstanding awards granted under the 2006 Plan, and an additional 1,674,526 shares of the Company's common stock were then available for new award grants under the 2006 Plan. The 2006 Plan is set to expire in 2016 in accordance with its terms.

        The Board has approved the 2016 Plan to replace the 2006 Plan. We adopted the 2006 Plan before our initial public offering in 2007, and we believe the 2006 Plan contains several plan features that are no longer consistent with public company equity incentive plan best practices. For example, the 2006 Plan contains an "evergreen feature" that automatically increases the shares available for issuance under the 2006 Plan on the first day of each fiscal year and also permits repricing and cash buyouts of underwater options without stockholder approval. The 2016 Plan does not contain these plan features.

        If stockholders approve the 2016 Plan, no new awards will be granted under the 2006 Plan after the Annual Meeting. In addition, the shares available for new award grants under the 2006 Plan on the date of the Annual Meeting (including shares that have previously become available under the plan's evergreen feature) will no longer be available for new award grants under the 2016 Plan. In other words, the shares available for new award grants under the 2006 Plan will not "pour over" and become available for award grants under the 2016 Plan. Instead, the Company will lose the ability to grant these shares as equity compensation awards.

        If stockholders approve the 2016 Plan, a total of 6,050,000 new shares of the Company's common stock will be available for awards granted under the 2016 Plan. In addition, if stockholders approve the 2016 Plan, any shares of common stock subject to outstanding awards under the 2006 Plan or the Clean Energy Fuels Corp. Amended and Restated 2002 Stock Option Plan (the "2002 Plan") that expire, are cancelled, or otherwise terminate after the Annual Meeting will also be available for award grant purposes under the 2016 Plan.

        If stockholders do not approve the 2016 Plan, the Company will continue to have the authority to grant awards under the 2006 Plan until its expiration on December 14, 2016, at which point the Company will lose the ability to grant stock-based awards to its employees. If stockholders approve the 2016 Plan, the termination of our grant authority under the 2006 Plan will not affect awards then outstanding under that plan or the 2002 Plan.

Key Features of the 2016 Plan

        Some of the key features of the 2016 Plan are highlighted below. This section is qualified in its entirety by the full text of the 2016 Plan, which appears as Annex A to this Proxy Statement.

  •
  No Evergreen Feature.  Unlike the 2006 Plan, the 2016 Plan does not include any "evergreen feature" that automatically increases the shares available for issuance under the 2016 Plan each year.

  •
  No Repricings Without Stockholder Approval.  Unlike the 2006 Plan, the 2016 Plan expressly prohibits the Company from repricing or buying-out options and stock appreciation rights ("SARs") without stockholder approval.

  •
  Change in Control Definition.  The change in control provisions under the 2016 Plan require the actual occurrence of a qualifying transaction.

  •
  No "Single Trigger" Change in Control Provision.  The 2016 Plan does not require automatic vesting of outstanding awards upon the occurrence of a change in control of the Company. Instead, outstanding awards may be assumed, exchanged, or otherwise continued following the change in control, and outstanding awards will only vest if they are not assumed, exchanged or otherwise continued and terminate in connection with the change in control, or if the terms of the individual awards require accelerated vesting.

  •
  No Change in Control Gross-Ups.  The 2016 Plan does not include any gross-up payment for golden parachute excise taxes that may be triggered under Sections 280G and 4999 of the Internal Revenue Code (the "Code") as a result of a change in control of the Company.

  •
  No Reload Options.  The 2016 Plan does not provide for the grant of reload options.

  •
  No Liberal Share Recycling Provisions.  Any shares that are not issued or that are tendered back to the Company as payment for any options, SARs or other "full value" awards, as well as any shares withheld or tendered to satisfy tax withholding obligations related to options, SARs or other "full value" awards, will not again be available for new grants under the 2016 Plan. In addition, the gross number of shares for which a SAR award is exercised, and not the number of shares actually issued, will count against the share limits of the 2016 Plan. Any shares repurchased with the proceeds of any option exercise price will not be available for new grants under the 2016 Plan.

  •
  Minimum Vesting.  Except as described below, all awards granted under the 2016 Plan must have a minimum vesting period of one year and no portion of an award may vest earlier than the first anniversary of the grant date of the award.

        Please see the following section for a more detailed summary of the principal terms of the 2016 Plan.

Summary Description of the 2016 Plan

        The principal terms of the 2016 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2016 Plan, which appears as Annex A to this Proxy Statement.

        Purpose.    The purpose of the 2016 Plan is to promote the success of the Company and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward selected employees and other eligible persons through the grant of awards. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

        Administration.    Our Board or one or more committees appointed by our Board will administer the 2016 Plan. Our Board has delegated general administrative authority for the 2016 Plan to the compensation committee. A committee may delegate some or all of its authority with respect to the 2016 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company. (The appropriate acting body, be it the Board, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the "Administrator").

        The Administrator has broad authority under the 2016 Plan, including, without limitation, the authority:

  •
  to select eligible participants and determine the type(s) of award(s) that they are to receive;

  •
  to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;

  •
  subject to the minimum vesting requirements set forth below, to determine any applicable vesting and exercise conditions for awards (including any applicable performance-based vesting or exercisability conditions), and the extent to which such conditions have been satisfied, or determine that no delayed vesting or exercise is required, and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

  •
  to cancel, modify, or waive the Company's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

  •
  subject to the other provisions of the 2016 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

  •
  to determine the method of payment of any purchase price for an award or shares of the Company's common stock delivered under the 2016 Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company's common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law;

  •
  to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the Administrator deems necessary or advisable to comply with laws in the countries where the Company or one of its subsidiaries operates or where one or more eligible participants reside or provide services;

  •
  to approve the form of any award agreements used under the 2016 Plan; and

  •
  to construe and interpret the 2016 Plan, make rules for the administration of the 2016 Plan, and make all other determinations necessary or advisable for the administration of the 2016 Plan.

        All awards granted under the 2016 Plan are subject to a minimum vesting requirement of one year and no portion of any award may vest earlier than the first anniversary of the grant date of the award. This minimum vesting requirement does not apply to 5% of the total number of shares under the 2016 Plan and does not limit or restrict the Administrator's discretion to accelerate the vesting of any award in circumstances it determines to be appropriate.

        No Repricing.    In no case (except due to an adjustment to reflect a stock split or other event referred to under "Adjustments" below, or any repricing that may be approved by stockholders) will the Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

        Eligibility.    Persons eligible to receive awards under the 2016 Plan include officers or other employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. Currently, approximately 970 officers and other employees of the Company and its subsidiaries (including all of the Company's named executive officers), and each of the Company's eight non-employee directors, are considered eligible under the 2016 Plan.

        Authorized Shares; Limits on Awards.    The maximum number of shares of the Company's common stock that may be issued or transferred pursuant to awards under the 2016 Plan equals the sum of: (1) 6,050,000 shares, plus (2) the number of any shares subject to stock options granted under the 2002 Plan or the 2006 Plan and outstanding as of the date of the Annual Meeting which expire, or for any reason are cancelled or terminated, after the date of the Annual Meeting without being exercised, plus (3) the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2002 Plan or the 2006 Plan that are outstanding and unvested as of the date of the Annual Meeting which are forfeited, terminated, cancelled, or otherwise reacquired after the date of the Annual Meeting without having become vested (such total number of shares, the "Share Limit"). As of April 4, 2016, zero shares were subject to awards then outstanding under the 2002 Plan and approximately 14,358,629 shares were subject to awards then outstanding under the 2006 Plan. As noted above, no additional awards will be granted under the 2006 Plan if stockholders approve the 2016 Plan.

        Shares issued in respect of any "full-value" award granted under the 2016 Plan will be counted against the Share Limit as 1.5 shares for every one share actually issued in connection with the award. For example, if the Company granted a bonus of 100 shares of its common stock under the 2016 Plan, 150 shares would be counted against the Share Limit with respect to that award. For this purpose, a "full-value" award generally means any award granted under the 2016 Plan other than a stock option or SAR.

        The following other limits are also contained in the 2016 Plan:

  •
  The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 6,050,000 shares.

  •
  The maximum number of shares subject to those options and SARs that are granted under the plan during any one calendar year to any one individual is 2,000,000 shares.

  •
  The maximum number of shares subject to all awards that are granted under the plan during any one calendar year to any one individual is 2,000,000 shares.

  •
  The maximum grant date fair value for awards granted to a non-employee director under the 2016 Plan during any one calendar year is $400,000, except that this limit will be $600,000 as to (1) a non-employee independent director who is serving as the Chairman of the Board or the lead independent director (if there is one) at the time the applicable grant is made or (2) any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Board. For purposes of this limit, the "grant date fair value" of an award means the value of the award on the date of grant of the award determined using the equity award valuation principles applied in the Company's financial reporting. This limit does not apply to, and will be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Company or one of its subsidiaries. This limit applies on an individual basis and not on an aggregate basis to all non-employee directors as a group.

  •
  The maximum number of shares subject to "Qualified Performance-Based Awards" under Section 5.2 of the 2016 Plan (as described in more detail below) granted during any one calendar year to any one participant (including Qualified Performance-Based Awards payable in shares and Qualified Performance-Based Awards payable in cash upon or following vesting of the award where the amount of such payment is determined with reference to the fair market value of a share at such time) is 2,000,000 shares (counting such shares on a one-for-one basis for this purpose). The maximum amount that may be paid to any one participant in respect of all Qualified Performance-Based Awards payable only in cash (other than the cash awards referred to in the preceding sentence) and granted to that participant in any one calendar year is $3,000,000.

        Except as described below, shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2016 Plan will not be counted against the Share Limit and will again be available for subsequent awards under the 2016 Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under the 2016 Plan (whether a stock option, SAR or other "full-value" award), as well as any shares exchanged by a participant or withheld by the Company or one of its subsidiaries to satisfy the tax withholding obligations related to any award (whether a stock option, SAR or other "full-value" award), will be counted against the Share Limit and will not be available for subsequent awards under the 2016 Plan. Any shares repurchased with the proceeds of any option exercise price shall not be available for awards under the 2016 Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right granted under the 2016 Plan, the number of underlying shares as to which the exercise related will be counted against the Share Limit. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares will be charged against the Share Limit with respect to such exercise.) In addition, shares that are exchanged by a participant or withheld by the Company after the date of the Annual Meeting as full or partial payment in connection with any award granted under the 2002 Plan or the 2006 Plan, as well as any shares exchanged by a participant or withheld by the Company after the date of the Annual Meeting to satisfy the tax withholding obligations related to any award granted under the 2002 Plan or the 2006 Plan, will not be available for new awards under the 2016 Plan. To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the Share Limit and will again be available for subsequent awards under the 2016 Plan. In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award will be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 75 shares (after giving effect to the "full-value" award premium counting rules) will be counted against the Share Limit.) Except as otherwise provided by the Administrator, shares delivered in respect of dividend equivalent rights will not count against any individual award limit under the 2016 Plan other than the aggregate Share Limit. In addition, the 2016 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2016 Plan. The Company may not increase the applicable share limits of the 2016 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

        Types of Awards.    The 2016 Plan authorizes stock options, stock appreciation rights, and other forms of awards granted or denominated in the Company's common stock or units of the Company's common stock, as well as cash bonus awards. The 2016 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be structured to be paid or settled in cash.

        A stock option is the right to purchase shares of the Company's common stock at a future date at a specified price per share (the "exercise price"). The per share exercise price of an option generally may not be less than the fair market value of a share of the Company's common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under "U.S. Federal Income Tax Consequences of Awards Under the 2016 Plan" below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the Code and the 2016 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

        A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a share of the Company's common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of the Company's common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

        The other types of awards that may be granted under the 2016 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units or phantom stock (which are contractual rights to receive shares of stock, or cash based on the fair market value of a share of stock), dividend equivalents which represent the right to receive a payment based on the dividends paid on a share of stock over a stated period of time, or similar rights to purchase or acquire shares, and cash awards.

        Any awards under the 2016 Plan (including awards of stock options and stock appreciation rights) may be subject to time- and/or performance-based vesting requirements.

        Qualified Performance-Based Awards.    Under Section 162(m) of the Code ("Section 162(m)") a public corporation generally cannot take a tax deduction in any tax year for compensation it pays to its Chief Executive Officer and certain other executive officers in excess of $1,000,000. Compensation that qualifies as "performance-based" under Section 162(m), however, is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation's stockholders.

        The Administrator may grant awards under the 2016 Plan that are intended to be performance-based awards within the meaning of Section 162(m). Stock options and stock appreciation rights may qualify as performance-based awards within the meaning of Section 162(m). In addition, other types of awards authorized under the 2016 Plan (such as restricted stock, performance stock, stock units, and cash bonus opportunities) may be granted with performance-based vesting requirements and intended to qualify as performance-based awards within the meaning of Section 162(m) ("Qualified Performance-Based Awards"). While the Administrator may grant awards under the 2016 Plan that qualify (or are intended to qualify) as performance-based awards within the meaning of Section 162(m), nothing requires that any award qualify as "performance-based" within the meaning of Section 162(m) or otherwise be deductible for tax purposes.

        The vesting or payment of Qualified Performance-Based Awards will depend on the absolute or relative performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. To qualify an award as performance-based under Section 162(m), the Administrator must consist solely of two or more outside directors (as this requirement is applied under Section 162(m)), the Administrator must establish criteria and targets in advance of applicable deadlines under Section 162(m) and while the attainment of the performance targets remains substantially uncertain, and the Administrator must certify that any applicable performance goals and other material terms of the grant were satisfied. The performance criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), stock price, total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. The performance measurement period with respect to an award may range from three months to ten years. The terms of the Qualified Performance-Based Awards may specify the manner, if any, in which performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other items specified by the Administrator at the time of establishing the goals.

        Qualified Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under "Authorized Shares; Limits on Awards" above). The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Qualified Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

        Dividend Equivalents; Deferrals.    The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that awards under the 2016 Plan (other than options or stock appreciation rights), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of common stock, provided that as to any dividend equivalent rights granted in connection with an award granted under the 2016 Plan that is subject to performance-based vesting requirements, no dividend equivalent payment will be made unless the related performance-based vesting conditions of the award are satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related performance-based vesting conditions are not satisfied).

        Assumption and Termination of Awards.    If an event occurs in which the Company does not survive (or does not survive as a public company in respect of its common stock), including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Company, awards then-outstanding under the 2016 Plan will not automatically become fully vested pursuant to the provisions of the 2016 Plan so long as such awards are assumed, substituted for or otherwise continued. However, if awards then-outstanding under the 2016 Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested, subject to any exceptions that the Administrator may provide for in an applicable award agreement (such as for awards subject to performance-based vesting requirements). The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2016 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event or in connection with a termination of the award holder's employment. For the treatment of outstanding equity awards held by the Named Executive Officers in connection with a termination of employment and/or a change in control of the Company, please see the description under "Potential Payments Upon Termination or Change in Control" below in this Proxy Statement.

        Transfer Restrictions.    Subject to certain exceptions contained in Section 5.7 of the 2016 Plan, awards under the 2016 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient's lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient's beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient's family members).

        Adjustments.    As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2016 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

        No Limit on Other Authority.    Except as expressly provided with respect to the termination of the authority to grant new awards under the 2006 Plan if stockholders approve the 2016 Plan, the 2016 Plan does not limit the authority of the Board or any committee to grant awards or authorize any other compensation, with or without reference to the Company's common stock, under any other plan or authority.

        Termination of or Changes to the 2016 Plan.    The Board may amend or terminate the 2016 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the Board. Unless terminated earlier by the Board and subject to any extension that may be approved by stockholders, the authority to grant new awards under the 2016 Plan will terminate on February 15, 2026. Outstanding awards, as well as the Administrator's authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

U.S. Federal Income Tax Consequences of Awards under the 2016 Plan

        The U.S. federal income tax consequences of the 2016 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2016 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

        With respect to nonqualified stock options, the company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

        The current federal income tax consequences of other awards authorized under the 2016 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income.

        If an award is accelerated under the 2016 Plan in connection with a "change in control" (as this term is used under the Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not "performance-based" within the meaning of Section 162(m) may not be permitted to be deducted by the company in certain circumstances.

Specific Benefits under the 2016 Performance Incentive Plan

        The Company has not approved any awards that are conditioned upon stockholder approval of the 2016 Plan. The Company is not currently considering any other specific award grants under the 2016 Plan. If the 2016 Plan had been in existence in fiscal 2015, the Company expects that its award grants for fiscal 2015 would not have been substantially different from those actually made in that year under the 2006 Plan. For information regarding stock-based awards granted to the Company's named executive officers and non-employee directors during fiscal 2015, see the material under "Compensation of Executive Officers and Directors" below.

Potential Dilution

        The following paragraphs include additional information to help you assess the potential dilutive impact of the Company's equity awards and the 2016 Plan. The 2002 Plan and the 2006 Plan are the Company's only equity compensation plans (other than the Company's Employee Stock Purchase Plan (the "ESPP")). The ESPP is intended as a qualified employee share purchase plan under Section 423 of the Code and generally provides for broad-based participation by employees of the Company (and certain of its subsidiaries) and affords employees who elect to participate an opportunity to purchase shares of the Company's common stock at a discount. Certain information regarding the number of shares of Company common stock available for issuance under the Company's ESPP is included under "Equity Compensation Plan Information" below. The discussion that follows in this "Potential Dilution" section does not include any shares that have been purchased under, may be purchased in the current purchase period under, or that remain available for issuance or delivery under the Company's ESPP.

        "Overhang" refers to the number of shares of the Company's common stock that are subject to outstanding awards or remain available for new award grants. The following table shows the total number of shares of the Company's common stock that were subject to outstanding restricted stock unit awards granted under the 2002 Plan and the 2006 Plan, that were subject to outstanding stock options granted under the 2002 Plan and the 2006 Plan, and that were then available for new award grants under the 2006 Plan as of December 31, 2015 and as of April 4, 2016. (In this 2016 Plan proposal, the number of shares of the Company's common stock subject to restricted stock unit awards granted during any particular period or outstanding on any particular date is presented based on the actual number of shares of the Company's common stock covered by those awards, and does not give effect to the new 1.5 to 1 fungible share counting ratio contained in the 2016 Plan. For awards subject to performance-based vesting requirements, such as the Price-Vested Units (as defined and described below under "Compensation Discussion and Analysis—Elements of Compensation—Equity Incentives")

the number of shares presented is based on achieving the maximum level of performance, even though the actual share payout for these awards may range from zero to the maximum number below.)

	As of December 31, 2015	As of April 4, 2016
Shares subject to outstanding restricted stock unit awards (excluding performance-based vesting awards)	1,650,776	2,074,306
Shares subject to outstanding performance-based vesting restricted stock unit awards	1,769,000	554,000
Shares subject to outstanding stock options	11,487,938	11,730,323
Shares available for new award grants	262,461	1,674,526

        Other than the 2002 Plan, the 2006 Plan and the Company's ESPP, we do not have any other compensatory plans or arrangements in place under which shares of the Company's common stock are eligible to be awarded or under which there are outstanding awards with respect to shares of the Company's common stock. As described above, if stockholders approve the 2016 Plan, no new awards will be granted under the 2006 Plan after the Annual Meeting, and the shares available for new award grants under the 2006 Plan listed in the table above will no longer be available for new award grants.

        As of April 4, 2016, the weighted average exercise price of our total outstanding stock option awards was $11.26, and the weighted average remaining term of our total outstanding stock awards was 4.55 years.

        The weighted-average number of shares of the Company's common stock outstanding in each of the last three fiscal years was 93,958,758 shares outstanding in 2013; 93,678,432 shares outstanding in 2014; and 91,607,578 shares outstanding in 2015. The number of shares of the Company's common stock issued and outstanding as of December 31, 2015 and April 4, 2016 was 92,382,717 and 100,432,328 shares, respectively. The weighted average number of shares outstanding includes certain warrants with a price per share of $0.01 (penny warrants) that are treated as outstanding shares for purposes of our financial statements prepared in accordance with U.S. Generall Accepted Accounting Principles ("GAAP").

        "Burn rate" refers to the number of shares that are subject to awards that we grant over a particular period of time. The total number of shares of the Company's common stock subject to awards that the Company granted under the 2006 Plan in each of the last three fiscal years, and to date (as of April 4, 2016) for 2016, are as follows:

  •
  144,336 shares in 2013 (which was 0.2% of the weighted-average number of shares of the Company's common stock outstanding in 2013), of which 45,836 shares were subject to restricted stock unit awards (excluding performance-based vesting awards), zero shares were subject to performance-based vesting restricted stock unit awards, and 98,500 shares were subject to stock options;

  •
  2,239,000 shares in 2014 (which was 2.4% of the weighted-average number of shares of the Company's common stock outstanding in 2014), of which 792,500 shares were subject to restricted stock unit awards (excluding performance-based vesting awards), 489,500 shares were subject to performance-based vesting restricted stock unit awards, and 957,000 shares were subject to stock options;

  •
  2,582,950 shares in 2015 (which was 2.8% of the weighted-average number of shares of the Company's common stock outstanding in 2015), of which 1,167,750 shares were subject to restricted stock unit awards (excluding performance-based vesting awards), zero shares were subject to performance-based vesting restricted stock unit awards, and 1,415,200 shares were subject to stock options;

  •
  871,250 shares in 2016 through April 4, 2016 (which was 0.9% of the number of shares of the Company's common stock outstanding on April 4, 2016), of which 595,000 shares were subject to restricted stock unit awards (excluding performance-based vesting awards), zero shares were subject to performance-based vesting restricted stock unit awards, and 276,250 shares were subject to stock options.

        Thus, the total number of shares of the Company's common stock subject to awards granted under the 2006 Plan per year over the last three fiscal years (2013, 2014 and 2015) has been, on average, 1.8% of the weighted-average number of shares of the Company's common stock outstanding. Performance-based vesting awards have been included above in the year in which the award was granted. The actual number of performance-based vesting restricted stock unit awards that became eligible to vest each year because the applicable performance-based condition was satisfied in that year (subject to the satisfaction of any applicable time-based vesting requirements) was as follows: zero in 2013, zero in 2014, zero in 2015, and zero to date (as of April 4, 2016) in 2016.

        The total number of shares of our common stock that were subject to awards granted under the 2002 Plan and the 2006 Plan that terminated or expired, and thus became available for new award grants under the 2006 Plan, in each of the last three fiscal years, and to date (as of April 4, 2016) in 2016, are as follows: 533,830, in 2013, 794,918 in 2014, 861,284 in 2015, and 1,283,315 in 2016.

        The compensation committee of the Board anticipates that the 6,050,000 shares requested for the 2016 Plan (assuming usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards) will provide the Company with flexibility to continue to grant equity awards under the 2016 Plan through approximately the end of 2019 (reserving sufficient shares to cover potential payment of performance-based awards). However, this is only an estimate, in the Company's judgment, based on current circumstances. The total number of shares that are subject to the Company's award grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of the Company's common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors' compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity-based awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards the Company grants, and how the Company chooses to balance total compensation between cash and equity-based awards.

        The closing market price for a share of the Company's common stock as of April 4, 2016 was $2.94 per share.

  Equity Compensation Plan Information

        The Company currently maintains three equity compensation plans: the 2002 Plan, the 2006 Plan, and the ESPP, which are described below under "Compensation of Executive Officers and Directors—Equity Incentive Plans." Stockholders are also being asked to approve a new equity compensation plan, the 2016 Plan, as described above.

        The following table sets forth, for each of the Company's equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2015.

Plan category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of shares of common stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	14,907,714	(1)	$11.44	(2)	2,610,072	(3)
Equity compensation plans not approved by stockholders	N/A		N/A		N/A
Total	14,907,714		$11.44		2,610,072

(1)
Of these shares, 11,487,938 were subject to options then outstanding under the 2006 Plan, 3,419,776 were subject to restricted stock unit awards then outstanding under the 2006 Plan, and zero were subject to options then outstanding under the 2002 Plan. The Company's authority to grant new awards under the 2002 Plan terminated effective upon the closing of the Company's initial public offering in 2007. This total includes 1,769,000 shares subject to performance-based vesting requirements based on achieving the maximum level of performance. Note that the actual number of shares to be issued with respect to these performance-based awards will vary depending on the applicable level of performance achieved, with such number ranging from zero to the maximum level indicated above.

(2)
This weighted-average exercise price does not reflect the 3,419,776 shares that will be issued upon the payment of outstanding restricted stock units.

(3)
Represents 262,461 shares available for future issuance under the 2006 Plan, and 2,347,611 shares available for future issuance under the ESPP, including 47,132 shares that were subject to purchase during the purchase period ending December 31, 2015. Shares available under the 2006 Plan may be used for any type of award authorized in that plan, including stock options, stock appreciation rights, and full-value awards. No new awards will be granted under the 2006 Plan if stockholders approve the 2016 Plan.

Required Vote and Board Recommendation

        The Board believes that the adoption of the 2016 Plan will promote the interests of the Company and its stockholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.

        All members of the Board and all of the Company's executive officers are eligible for awards under the 2016 Plan and thus have a personal interest in the approval of the 2016 Plan.

        Approval of the 2016 Plan requires the affirmative vote of a majority of the votes cast on this proposal by shares present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting.

OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE CLEAN ENERFY FUELS CORP. 2016 PERFORMANCE INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN ANNEX A HERETO.

 CORPORATE GOVERNANCE

Director Independence

        Our Board has determined that Messrs. Mitchell, Herrington, Miller, O'Connor, Scully, Socha and Taormina meet the independence requirements under NASDAQ Marketplace Rule 5605(a)(2).

Board Structure

        The Board has determined that our current structure of separating the roles of the Chairman of the Board and the Chief Executive Officer is in the best interests of the Company and our stockholders. Mr. Mitchell has served as Chairman of the Board since May 2005 and Mr. Littlefair has been the Chief Executive Officer of the Company since June 2001. As Chairman of the Board, Mr. Mitchell focuses on organizing Board activities to enable the Board to effectively provide guidance to and oversight (including risk oversight) and accountability of management. The Chairman of the Board, among other things, creates and maintains an effective working relationship with the Chief Executive Officer and other members of management and with the other members of the Board, provides the Chief Executive Officer ongoing direction regarding Board needs, interests and opinions, and assures that the Board agenda is appropriately directed toward matters significant to the Company. Separating the roles of Chairman of the Board and Chief Executive Officer allows Mr. Littlefair, as Chief Executive Officer, to focus on carrying out the day-to-day direction and long-term strategic goals of the Company.

        The functions of the Board are carried out by the full Board and, when delegated, by the Board committees. Each director is a full and equal participant in the major strategic and policy decisions of our Company.

Board Committees

        We have an audit committee, compensation committee, nominating and corporate governance committee, derivative committee and stock option committee. Our Board also creates committees from time to time to approve financing transactions or other significant corporate transactions. Our Board and audit committee generally meet at least quarterly and our other committees meet on an as-needed basis. Each of the Board committees has the composition and responsibilities described below. Current copies of the charters of the audit committee, the compensation committee and the nominating and corporate governance committee, which have been adopted by the Board, are posted on our website at http://investors.cleanenergyfuels.com/corporate-governance.cfm.

Audit Committee

        Our audit committee consists of four directors, John S. Herrington, James C. Miller III, Stephen A. Scully and Vincent C. Taormina, all of whom our Board has determined to be independent under Rule 10A-3(b)(1) under the Exchange Act and NASDAQ Marketplace Rules 5605(a)(2) and 5605(c)(2). The chair of the audit committee is Mr. Miller. Our Board has determined that Mr. Miller qualifies as an "audit committee financial expert" under the rules of NASDAQ and the SEC, and that each audit committee member has sufficient knowledge in reading and understanding the Company's financial statements to serve on the audit committee. The audit committee held six meetings during our 2015 fiscal year. The functions of the audit committee include:

  •
  appointing, compensating, retaining and overseeing the work of our independent registered public accounting firm;

  •
  assessing the independence of our independent registered public accounting firm;

  •
  discussing our annual audited and quarterly financial statements and each audit with management, our internal finance staff and our independent registered public accounting firm;

  •
  establishing procedures for employees to anonymously submit concerns regarding accounting or auditing matters;

  •
  periodically reviewing with our independent registered public accounting firm and with management our financial reporting processes and internal controls;

  •
  monitoring our policies with respect to risk assessment and risk management; and

  •
  reviewing all related-party transactions (as such term is defined in applicable SEC rules).

        We believe that the composition of our audit committee meets the criteria for independence and financial expertise under, and the functioning of our audit committee complies with the applicable requirements of, the Sarbanes Oxley Act of 2002 and NASDAQ and SEC rules.

Compensation Committee

        Our compensation committee consists of four directors, John S. Herrington, Warren I. Mitchell, James E. O'Connor and Kenneth M. Socha, all of whom our Board has determined to be independent under Rule 10C-1(b)(1) under the Exchange Act and NASDAQ Marketplace Rule 5605(a)(2), in light of the factors set forth in NASDAQ Marketplace Rule 5605(d)(2). The chair of the compensation committee is Mr. Mitchell. The compensation committee held four meetings during our 2015 fiscal year. The compensation committee may designate one or more subcommittees, each subcommittee to consist of two or more members of the compensation committee, and may generally delegate its authority any such subcommittee(s). The functions of the compensation committee include:

  •
  reviewing and approving all of our compensation plans, policies and programs as they affect our executive officers;

  •
  administering our equity incentive plans and employee stock purchase plans;

  •
  retaining and assessing the independence of any compensation consultants or advisors;

  •
  reviewing and approving policies, practices, and procedures relating to the compensation of our directors;

  •
  monitoring our compliance under the Sarbanes-Oxley Act of 2002 relating to loans to directors and officers, and with all other applicable laws affecting employee compensation and benefits; and

  •
  overseeing our compliance with SEC rules and regulations regarding stockholder approval of certain executive compensation matters.

        We believe that the composition of our compensation committee meets the criteria for independence under, and the functioning of our compensation committee complies with the applicable requirements of, NASDAQ and SEC rules.

Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee consists of four directors, John S. Herrington, James E. O'Connor, Kenneth M. Socha, and Vincent C. Taormina, all of whom our Board has determined to be independent under NASDAQ Marketplace Rule 5605(a)(2). The chair of the nominating and corporate governance committee is Mr. Herrington. The nominating and corporate governance committee held two meetings during our 2015 fiscal year. The functions of the nominating and corporate governance committee include:

  •
  developing and recommending to the Board criteria for evaluating potential director candidates;

  •
  reviewing, evaluating and recommending to the Board qualified director candidates;

  •
  establishing and overseeing a policy for considering stockholder nominees for directors, and evaluating any such nominees;

  •
  monitoring and reviewing any issues regarding director independence or potential conflicts of interest; and

  •
  developing and recommending to the Board corporate governance guidelines and a code of ethics and recommending changes as appropriate.

        We believe that the composition of our nominating and corporate governance committee meets the criteria for independence under, and the functioning of our nominating and corporate governance committee complies with the applicable requirements of, NASDAQ and SEC rules.

Derivative Committee

        Our derivative committee consists of three directors, Andrew J. Littlefair, James C. Miller III and Warren I. Mitchell. The chair of the derivative committee is Mr. Littlefair. The derivative committee did not meet during our 2015 fiscal year. The functions of the derivative committee include:

  •
  formulating our derivative strategy and directing our derivative activities;

  •
  engaging and meeting with advisors regarding our derivative strategy and activities; and

  •
  making recommendations to the Board regarding our derivative strategy and activities.

Stock Option Committee

        Our stock option committee consists of two directors, Andrew J. Littlefair and Warren I. Mitchell. Subject to certain restrictions, this committee is authorized to grant stock options and restricted stock units under the 2006 Plan to new employees of the Company. The stock option committee held two meetings during our 2015 fiscal year.

Meetings of the Board

        During our 2015 fiscal year, our Board held six meetings and each director attended at least 96% of the total number of meetings of the Board and all applicable committees held during the period in 2015 when he served. Our directors typically hold at least two executive sessions without management present each year, and held two such executive sessions during our 2015 fiscal year.

The Board's Role in Risk Oversight

        The Board and each of the Board committees regularly discusses risks confronting our business in the context of the review and approval of corporate and financial risk management policies, corporate strategy, acquisitions or other strategic transactions, compensation, capital expenditures, derivative transactions, corporate governance policies and financing matters. When granting authority to management and approving business and marketing strategies, the Board considers, among other things, the risks and vulnerabilities we face. Additionally, the Board holds annual strategic planning sessions with senior management in which our directors review and analyze, among other items, political and legislative risk, environmental and regulatory risk, commodity based exposures, the competitive landscape and the risks associated with depending on third parties to assist in developing our industry, such as in connection with the manufacture of engines for heavy-duty trucks and other vehicles that operate on natural gas and production of renewable natural gas ("RNG"). Our Board also regularly reviews our cash management practices and budget variances. Members of management prepare regular reports for the Board that address the risks confronting our business, which are reviewed at Board meetings.

        As part of its oversight function, the Board monitors how management operates the Company, in part through its committee structure as follows:

  •
  The audit committee considers risk issues associated with our overall financial reporting and disclosure processes and accounting policies, and periodically meets with and receives reports from management to discuss these risks.

  •
  The compensation committee is responsible for oversight of risk associated with our compensation practices and policies.

  •
  The nominating and corporate governance committee is responsible for oversight of Board processes and corporate governance-related risks.

  •
  The derivative committee oversees the Company's derivative activities in an effort to minimize financial risk associated with fixed-price sales contracts and commodity hedging activity.

Code of Ethics

        We have adopted a written code of ethics applicable to our directors, officers and other employees in accordance with the rules of NASDAQ and the SEC, which sets forth standards for how we work together within the Company, how we protect the value of the Company, and how we work with customers, suppliers, and others. Our code of ethics is designed to deter wrongdoing and to promote:

  •
  honest and ethical conduct and fair dealing;

  •
  full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in our other public communications;

  •
  compliance with applicable laws, rules and regulations;

  •
  the avoidance and ethical handling of any actual or apparent conflicts of interest; and

  •
  accountability for adherence to the code and prompt internal reporting of violations of the code.

        The nominating and corporate governance committee of our Board reviews our code of ethics periodically and may propose or adopt additions or amendments that it determines are required or appropriate. Our code of ethics is posted on our website at http://investors.cleanenergyfuels.com/corporate-governance.cfm.

Corporate Governance Guidelines

        We have adopted written corporate governance guidelines that set forth standards for director qualifications and responsibilities, Board committees, Chief Executive Officer evaluation and management succession, Board self-evaluations, Board oversight of the Company's strategic planning, and director and officer stock ownership, among other things. The nominating and corporate governance committee reviews our corporate governance guidelines periodically, and may propose or adopt additions or amendments that it determines are required or appropriate. Our corporate governance guidelines are posted on our website at http://investors.cleanenergyfuels.com/corporate-governance.cfm.

Director Stock Ownership Guidelines

        We believe that it is important to encourage our directors to hold shares of our common stock, which links their long-term economic interest directly to that of our stockholders. To achieve this goal, we have established stock ownership guidelines applicable to our directors. These guidelines provide that the Chairman of the Board is required to own 10,000 shares of our common stock and each other independent director is expected to own at least 5,000 shares of our common stock during their term of service as a director. Current and future directors must attain such level of ownership by the last to occur of (i) December 13, 2017 and (ii) five years after the date of initial election or appointment to the Board. Stock options and other rights to acquire Company common stock are not counted toward satisfaction of the stock ownership requirements. Each of our directors have satisfied these stock ownership guidelines as of the date of this Proxy Statement.

        We have also established stock ownership guidelines applicable to our executive officers, which are described under "Compensation Disclosure and Analysis—Executive Stock Ownership Guidelines."

Compensation Committee Interlocks and Insider Participation

        Our compensation committee consists of Messrs. Herrington, Mitchell, O'Connor and Socha. No member of our compensation committee is a present or former executive officer or employee of the Company or any of its subsidiaries or has any relationship requiring disclosure below under "Certain Relationships and Related Party Transactions" pursuant to SEC rules. During our 2015 fiscal year, no executive officer of our Company (1) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served on our Company's compensation committee, (2) served as a director of another entity, one of whose executive officers served on our Company's compensation committee, or (3) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served as a director of our Company.

Stockholder Communications with the Board

        We have adopted a formal process by which stockholders and interested parties may communicate with our Board, which is posted on our website at http://investors.cleanenergyfuels.com/contactboard.cfm. Communications to the Board must be in writing and either mailed care of the Corporate Secretary to our offices at 4675 MacArthur Court, Suite 800, Newport Beach, California 92660, or delivered electronically via our website. This centralized process will assist the Board in reviewing and responding to stockholder and interested party communications in an appropriate manner. The name of any specific intended recipient should be noted in the communication. Communications submitted by postal mail may be anonymous. The Corporate Secretary will forward such correspondence to the Board; however, before forwarding any correspondence, the Corporate Secretary will review such correspondence and will not forward certain items if they are deemed to be, in the Corporate Secretary's discretion, unrelated to the duties and responsibilities of the Board or unduly hostile, threatening, illegal, similarly unsuitable or otherwise inappropriate for Board consideration.

Stockholder Recommendations for Membership on our Board

        Our nominating and corporate governance committee is responsible for evaluating properly submitted stockholder recommendations of candidates for membership on the Board in accordance with the committee's charter and as described below under "Identifying and Evaluating Director Nominees." In evaluating such recommendations, the nominating and corporate governance committee will consider, among other things, the membership criteria set forth in our corporate governance guidelines and described below under "Director Qualifications." Any stockholder recommendations proposed for consideration by the nominating and corporate governance committee should include the nominee's name and qualifications for membership on the Board and should be addressed to: Corporate Secretary, Clean Energy Fuels Corp., 4675 MacArthur Court, Suite 800, Newport Beach, California 92660.

        In accordance with the requirements of our amended and restated bylaws, any recommendation of a director candidate made by a stockholder must include a statement in writing setting forth the following:

            (i)  as to each person whom the stockholder proposes to nominate for election or re-election as a director:

    •
    the name, age, business address and residence address of such person;

    •
    the principal occupation or employment of such person;

    •
    the class and number of shares of our capital stock that are beneficially owned by such person;

    •
    a description of all arrangements or understandings between the stockholder and such person and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and

    •
    any other information relating to the person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected);

           (ii)  as to the stockholder sending the recommendation, the name and record address of the stockholder, the class and number of shares of the Company's capital stock that are beneficially owned by the stockholder, any material interest of the stockholder in the nomination and any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act; and

          (iii)  as to the stockholder giving the notice and any Stockholder Associated Person (as defined below) or any member of such stockholder's immediate family sharing the same household, (1) whether and the extent to which any Relevant Hedge Transaction (defined below) has been entered into by or on behalf of any such person, (2) whether and the extent to which any Derivative Instrument (defined below) is directly or indirectly beneficially owned, (3) any rights to dividends on our shares owned beneficially by any such person that are separated or separable from the underlying shares, (4) any proportionate interest in our shares or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any such person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (5) any performance-related fees (other than an asset-based fee) to which any such person is entitled based on any increase or decrease in the value of our shares or Derivative Instruments, if any, as of the date of such notice (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date).

    •
    A "Stockholder Associated Person" of any stockholder means (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of our stock owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person;

    •
    A "Relevant Hedge Transaction" is any hedging or other transaction or series of transactions, or any other agreement, arrangement or understanding (including, but not limited to, any short position or any borrowing or lending of shares of stock), the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, a stockholder with respect to any share of our stock; and

    •
    "Derivative Instrument" means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of our shares, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital stock or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of our shares.

        We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director.

Director Qualifications

        Under its committee charter and our corporate governance guidelines, our nominating and corporate governance committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. This assessment includes an analysis of each member's qualification as an independent director, as well as consideration of diversity, age, skills, and experience in the context of the needs of the Board. Our corporate governance guidelines also provide that no director for our Company may serve on more than three other public company boards of directors, unless approved in advance by the Board.

        All of our directors bring to our Board a wealth of executive leadership experience derived from their service as executives, senior government officials and board members of other organizations. Certain experience, attributes, qualifications and skills of each of our directors that contribute to the Board's effectiveness as a whole are as follows:

        Andrew J. Littlefair.    Mr. Littlefair's experience as co-founder and Chief Executive Officer of our Company gives him unique insight into our Company's operations, challenges and opportunities.

        Warren I. Mitchell.    Mr. Mitchell has extensive knowledge of the natural gas industry obtained during his long and distinguished career at the Southern California Gas Company, including his service as its President and Chairman. Mr. Mitchell remains actively involved in the energy industry through his role as Chairman of the Board of The Energy Coalition, and provides leadership to our Board.

        John S. Herrington.    Mr. Herrington has a profound understanding of energy markets and policy gained during his service as the U.S. Secretary of Energy. He also brings to our Board the perspective of an entrepreneur, the legal insight of an attorney and the discipline of a U.S Marine officer.

        James C. Miller III.    Mr. Miller has significant financial expertise and extensive knowledge of regulatory affairs gained during his service on the board of governors of the United States Postal Service, as Chairman of the U.S. Federal Trade Commission and as Director of the U.S. Office of Management and Budget. Mr. Miller brings to our Board financial acumen and experience dealing with large and financially complex organizations.

        James E. O'Connor.    Mr. O'Connor brings to our Board substantial executive leadership experience, including his service as Chairman and Chief Executive Officer of a public company, along with extensive knowledge of, and key business contacts in, the refuse industry.

        T. Boone Pickens.    Mr. Pickens brings to our Board his experience as an energy industry entrepreneur, legendary deal-maker and unparalleled advocate on U.S. energy policy.

        Stephen A. Scully.    Mr. Scully brings to our Board the insight of a successful entrepreneur and operator, as well as extensive knowledge of the trucking industry gained through building the Scully Companies, a truck leasing and specialized contract carriage provider, into the largest independent asset-based logistics provider in the western United States.

        Kenneth M. Socha.    Mr. Socha brings to our Board legal insight gained during his distinguished legal career and the perspective and financial acumen of a highly successful private equity investor gained during his tenure as a Senior Managing Director of Perseus, L.L.C.

        Vincent C. Taormina.    Mr. Taormina brings to our Board the perspective of a highly successful entrepreneur and industry leader in the refuse and recycling industry.

Identifying and Evaluating Director Nominees

        Our nominating and corporate governance committee utilizes a variety of methods to identify and evaluate nominees for directors. Our nominating and corporate governance committee is responsible for identifying individuals qualified to become members of the Board and recommending those candidates to our Board for election or appointment. Candidates may come to the attention of the nominating and corporate governance committee through current members of our Board, professional search firms, stockholders or other persons. These candidates may be evaluated and considered by our nominating and corporate governance committee at any point during the year.

        As described above, our nominating and corporate governance committee will consider properly submitted stockholder recommendations of candidates for our Board. Following verification of the stockholder status of persons recommending candidates, recommendations will be aggregated and considered by our nominating and corporate governance committee. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials will be forwarded to our nominating and corporate governance committee. Stockholder recommendations that comply with our procedures will receive the same consideration by our nominating and corporate governance committee as other proposed nominees receive.

Director Diversity

        The Company does not have a formal diversity policy. The nominating and corporate governance committee, however, seeks to assemble a board of directors that brings to our Company a variety of perspectives, skills, expertise, and sound business understanding and judgment, derived from business, professional, governmental, community involvement and natural gas and energy industry experience. The nominating and corporate governance committee monitors its assessment of diversity as part of its annual self-evaluation process.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock (see "Security Ownership of Certain Beneficial Owners and Management" above for identification of the persons who are beneficial owners of more than 10% of our common stock) to file reports of ownership of our common stock and changes in such ownership with the SEC. Based solely on copies of these reports provided to us and written representations that no other reports were required, we believe that these persons met all of the applicable Section 16(a) filing requirements during our 2015 fiscal year.

 INFORMATION ABOUT OUR EXECUTIVE OFFICERS

        The names of our current executive officers, their ages as of January 31, 2015, and their positions are shown below. We have entered into employment agreements with each of our executive officers, which are described below under "Compensation Discussion and Analysis—Amended and Restated Employment Agreements" and which establish, among other things each executive's term of office. There are no arrangements or understandings between any of our executive officers and any other person pursuant to which such individual was or is selected as an officer of our Company. Biographical summaries of each of our executive officers who are not also members of our Board are also provided below.

Name	Age	Positions Held
Andrew J. Littlefair	55	President, Chief Executive Officer and Director
Robert M. Vreeland	54	Chief Financial Officer
Mitchell W. Pratt	56	Chief Operating Officer and Corporate Secretary
Peter J. Grace	66	Senior Vice President, Sales and Finance
Barclay F. Corbus	49	Senior Vice President, Strategic Development

        Robert M. Vreeland has served as our Chief Financial Officer since October 2014. From 2012 to 2014, Mr. Vreeland served as our Vice President of Finance and Accounting. Prior to joining the Company, Mr. Vreeland was a consultant at RV CPA Services, PLLC, a provider of certified public accounting services. From 1997 to 2009, Mr. Vreeland held various finance and accounting positions at Hypercom, an electronic payment and digital transactions service provider, including Interim Chief Financial Officer, Senior Vice President and Corporate Controller, Senior Vice President, Operations, and Vice President of Financial Planning and Analysis. Prior to joining Hypercom, Mr. Vreeland spent 12 years at Coopers & Lybrand, an accounting firm that later merged to become PricewaterhouseCoopers. Mr. Vreeland earned a B.S. from Northern Arizona University and is a certified public accountant.

        Mitchell W. Pratt was appointed Chief Operating Officer in December 2010 and has served as our Corporate Secretary since December 2002. Prior to being appointed as Chief Operating Officer, Mr. Pratt served as our Senior Vice President, Engineering, Operations and Public Affairs, from January 2006 to December 2010. From August 2001 to December 2005, Mr. Pratt served as our Vice President, Business Development & Public Affairs. From 1983 to July 2001, Mr. Pratt held various positions in sales and marketing, operations and public affairs at Southern California Gas Company. Mr. Pratt earned a B.S. from the California State University at Northridge and an M.B.A. from the University of California, Irvine.

        Peter J. Grace has served as our Senior Vice President, Sales and Finance, since June 2010. From October 2005 to June 2010, he served as our Vice President, Leasing. Prior to joining the Company, Mr. Grace worked for companies in the commercial finance and leasing industry, serving as President of Churchill Technology Finance from 2001 to 2005 and Vice President of Cal First Leasing from 1993 to 2001. Mr. Grace earned a B.S. from Arizona State University.

        Barclay F. Corbus has served as our Senior Vice President, Strategic Development, since September 2007. From July 2003 to September 2007, Mr. Corbus served as Co-Chief Executive Officer and a director of WR Hambrecht + Co, an investment bank that managed our initial public offering. Mr. Corbus joined WR Hambrecht + Co in 1999 and, from October 2000 to July 2003, Mr. Corbus served as Head of Investment Banking of WR Hambrecht + Co. From 1989 to 1999, Mr. Corbus worked with Donaldson, Lufkin & Jenrette. Mr. Corbus serves as a director of Overstock.com, a publicly traded company. Mr. Corbus earned an A.B. from Dartmouth College and an M.B.A. from Columbia Business School.

 COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        This compensation discussion and analysis describes the material elements of the compensation awarded to, earned by, or paid to each person who served as our principal executive officer (Andrew J. Littlefair) or principal financial officer (Robert M. Vreeland) during our 2015 fiscal year, and the three most highly compensated executive officers who were serving as executive officers at the end of our 2015 fiscal year and who did not serve as our principal executive officer or principal financial officer (Mitchell W. Pratt, Peter J. Grace and Barclay F. Corbus, and together with Messrs. Littlefair and Vreeland, the "named executive officers"). This analysis also discusses our compensation philosophy and objectives, the methodologies used for establishing the compensation programs for the named executive officers, and the policies and practices to administer such programs.

Business Highlights and Challenges

        We are seeking to drive adoption of natural gas as a vehicle fuel by fleets and other vehicle operators, primarily in the trucking, airport, refuse, public transit, industrial and institutional energy user and government fleet markets. In executing this mission, we have experienced meaningful progress and significant challenges. For example, we believe our efforts have substantially contributed to the adoption of natural gas by the refuse market, where approximately 55% of new vehicles ordered during 2015 were powered by compressed natural gas ("CNG"). But, due to factors that are largely outside our control and that are further discussed below, adoption of natural gas as a vehicle fuel has been slower than we expected.

        Despite volatile and overall markedly declining oil and diesel prices and the other significant challenges described below, in 2015 we achieved, among others, the following highlights:

  •
  We delivered 308.5 million gasoline gallon equivalents ("GGEs") of CNG, liquefied natural gas ("LNG") and RNG, a 16.4% increase over 2014;

  •
  We delivered 50.0 million GGEs of our Redeem™ RNG vehicle fuel, compared to 20.0 million GGEs delivered in 2014. We believe we were the first company to commercially distribute fuel made from waste with the launch of Redeem™, 100% of our CNG and LNG sold in California is Redeem™, and we have expanded sales of Redeem™ to other states including Texas and Oregon. We believe Redeem™ is the cleanest transportation fuel available in the market today;

  •
  The number of fueling stations we owned, operated, maintained and/or supplied grew to over 570;

  •
  We obtained a reinstatement of the federal excise tax credits for alternative vehicle fuels other than ethanol (such credits, "VETC") for 2015 and 2016, and our VETC revenues were $31.0 million for 2015; and

  •
  We materially reduced our selling, general and administrative expenses.

        Key challenges in 2015 included the following, among others:

  •
  The fluctuations and substantial decline in the prices of oil and diesel fuel;

  •
  The significant increase in oil supplies;

  •
  Lower than expected sales of LNG and CNG by our Company;

  •
  Sales and deployments of natural gas vehicles not meeting our expectations;

  •
  The continuing higher cost of natural gas vehicles relative to comparable diesel and gasoline vehicles (principally due to the cost of the CNG and LNG storage systems);

  •
  The limited availability of natural gas vehicles; and

  •
  Increased competition from producers and sellers of gasoline and diesel fuels, which power the vast majority of vehicles in the U.S. and Canada, suppliers of other alternative vehicle fuels and providers of hybrid and electric vehicles.

        In addition, during 2015 the trading price of our common stock was significantly correlated to the price of oil. As a result, as oil prices substantially declined during the year, our stock price likewise fell significantly.

        We believe we are positioned to experience further growth in 2016, and we have adopted a strategic plan (the "Strategic Plan") that sets meaningful objectives that we believe will continue to drive natural gas adoption as a vehicle fuel and expand our business in all of our key markets, while also conserving our capital and controlling our expenses.

2015 and 2016 Pay Decisions

        As described in more detail below, we paid our named executive officers (other than Mr. Vreeland, who beame our Chief Financial Officer in October 2014) materially lower cash compensation in 2015 than in 2014. The compensation committee based this 2015 pay determination primarily on the Company's performance and the Company's objectives of conserving cash resources and limiting selling, general and administrative expenses.

        For 2015, the compensation committee did not change the base salary of any of our named executive officers from 2014 levels, except that Mr. Vreeland's salary was increased from $300,000 to $350,000 on May 1, 2015 pursuant to the terms of the offer letter he signed when he became our Chief Financial Officer. In addition, in February 2015, Mr. Littlefair voluntarily elected to reduce his base salary by 10%.

        Based on the compensation committee's assessment of the Company's performance with respect to the objectives set forth in our 2015 performance-based cash bonus plan, Mr. Littlefair received approximately 59% of his target (or "middle") bonus for 2015 and our other named executive officers received approximately 58% of their target (or "middle") bonuses for 2015. The compensation committee exercised its discretion under our performance-based cash bonus plan to reduce the payouts under this plan by 50% for Mr. Littlefair and by 48% for our other named executive officers. The compensation committee has not awarded any additional discretionary bonuses to our named executive officers for performance during 2015. These payments are described in more detail under "Cash Bonuses" below.

        In February and November 2015, the compensation committee granted restricted stock units ("RSUs") and stock options to our named executive officers. These equity awards, which were granted primarily for retention and value delivery purposes, are described in more detail under "Equity Incentives" below.

        In January 2016, the compensation committee reviewed the base salaries of each of our named executive officers and decided that (i) in light of our performance and the business conditions we face, the base salaries of Messrs. Littlefair, Vreeland, Pratt and Corbus would not be increased at that time and (ii) the base salary of Mr. Grace would be increased to $450,000 for 2016 because he no longer receives certain cash bonuses that he previously received based on the performance and results of our vehicle and station acquisition finance services. Additionally, in January 2016, the compensation committee granted additional RSUs and stock options to our named executive officers, which were granted primarily for retention and value delivery purposes and are described in more detail under "Equity Incentives" below.

Compensation Consultant

        Since 2014, the compensation committee has retained Semler Brossy Consulting Group, LLC ("Semler Brossy"). The compensation committee instructed Semler Brossy to review the Company's compensation programs and provide the compensation committee with an understanding of recent trends and issues in executive compensation. Semler Brossy was engaged by and reports solely to the compensation committee, and the compensation committee has the sole authority to approve the terms of the engagement. Semler Brossy did not provide any services to the Company in 2015 other than executive compensation consulting services provided to the compensation committee. Before engaging Semler Brossy, the compensation committee determined that Semler Brossy is independent under Rule 10C-1 of the Exchange Act and NASDAQ Marketplace Rule 5605(d).

Compensation Program Objectives and Philosophy

        Our compensation committee oversees the design and administration of our executive compensation program. The primary objectives of our executive officer compensation program are to (i) attract, retain and motivate talented and dedicated executive officers, (ii) reward individual performance and achievement of key corporate objectives, including the objectives set forth in our Strategic Plan, without promoting excessive or unnecessary risk-taking, (iii) align the interests of our executives with those of our stockholders, and (iv) provide compensation that we believe is fair in light of an executive's experience, responsibilities, performance and tenure with our Company and in relation to the compensation provided to our other executives.

        To achieve these objectives, we maintain an executive compensation program that includes the following elements: base salary, cash bonuses, equity incentives, and change in control and post-termination severance benefits. The compensation committee developed our executive compensation program by drawing on its experience and judgment in establishing programs it believes are appropriately rewarding and responsible for a growth company in a young and developing industry. In 2015 the compensation committee did not use tally sheets, internal pay equity studies, accumulated wealth analyses, benchmarking or similar tools that may be common in many mature companies' executive compensation processes, although from time-to-time the compensation committee reviews general industry benchmarks and trends for informational purposes only.

Review of Stockholder Say-on-Pay Votes

        Consistent with the preference of our stockholders, which was expressed at the Company's annual meeting held in May 2011, our stockholders have the opportunity to cast an advisory vote on executive compensation, or a "say-on-pay" vote, once every two years, and the next such vote is expected to occur at our annual meeting of stockholders to be held in 2017. At the Company's annual meeting of stockholders held in 2015, our executive compensation received a favorable advisory vote from 93.3% of the shares represented and entitled to vote on the proposal at the meeting. The compensation committee believed this vote affirmed stockholders' support of our approach to executive compensation, and therefore the compensation committee did not change our compensation policies or practices in 2015 or 2016. The compensation committee will continue to consider the outcome of the Company's say-on-pay votes, as well as direct stockholder input, when making future compensation decisions for our named executive officers and in respect of our compensation program generally.

Assessment of Named Executive Officer Performance

        The compensation committee believes our named executive officers are highly qualified, talented and dedicated to the Company. The following is a summary of the compensation committee's assessment of the performance of each named executive officer in 2014 and 2015.

Andrew J. Littlefair—President and Chief Executive Officer

        Mr. Littlefair's leadership of the Company resulted in continued growth in 2015 and 2014 despite significantly declining oil and diesel prices and the other substantial challenges described above. He led our efforts to conserve cash resources and limit selling, general and administrative expenses. Mr. Littlefair oversaw our RNG business and spearheaded our sales of Redeem™ vehicle fuel. He effectively led our efforts to obtain capital to fund the growth of our business by, among other things, overseeing the sale of our interest in an extraction and processing plant located in Dallas, Texas in 2014 and leading our efforts to establish an at-the-market equity offering program in 2015. Under his leadership we secured the reinstatement of VETC for 2014, 2015 and 2016, which resulted in $31.0 million of VETC revenue in 2015. Mr. Littlefair is directing the development of strategies to repay our outstanding convertible notes that mature in August 2016. He worked diligently to promote the transition of shippers, manufacturers and other fleet operators to use natural gas vehicle fuel and to obtain commitments from these organizations to fuel at our stations. In addition, Mr. Littlefair served as our principal spokesperson and effectively conveyed the Company's message to customers, the finance and investor community and the media.

Robert M. Vreeland—Chief Financial Officer

        Since his appointment in the fourth quarter of 2014, Mr. Vreeland has directed our financial operations, including financial and capital plans and policies, accounting practices and procedures, and financial and tax reporting functions. He has also acted as the primary management contact for our audit committee and our independent registered public accounting firm.

Mitchell W. Pratt—Chief Operating Officer and Secretary

        Mr. Pratt directed and managed the Company's operations, engineering, construction, IT and public affairs teams. He was responsible for key corporate subsidiaries, including Clean Energy Compression and Clean Energy Cryogenics, actively guiding their growth and alignment with overall corporate objectives. In particular, Mr. Pratt oversaw the development of Clean Energy Compression's new standard compressor product and an overhaul of this organization's engineering and manufacturing functions. He made vital contributions to the planning, engineering, construction, operation and maintenance of our natural gas fueling stations.

Peter J. Grace—Senior Vice President, Sales and Finance

        Mr. Grace led our sales team to significant growth in the amount of GGEs delivered and the number of fueling stations we own, operate, maintain and/or supply. He also developed innovatitve station finance offerings for our customers. Mr. Grace made key contributions to our relationships with some of our large customers, including Waste Management, Republic Services, Los Angeles County Metropolitan Transportation Authority, Dallas Area Rapid Transit and Jacksonville Transit, among others.

Barclay F. Corbus—Senior Vice President, Strategic Development

        Mr. Corbus oversaw the development of key growth opportunities, acquisitions and financing strategies for the Company. In particular, Mr. Corbus played an important role in establishing our at-the-market equity offering program in 2015, preparing our Strategic Plan, developing strategies to repay our outstanding convertible notes that mature in August 2016 and interacting with the finance and investor community.

Elements of Compensation

        Our named executive officers' compensation consists of the following components: base salary, cash bonuses, equity incentives, and change in control and post-termination severance benefits. In addition, we provide our named executive officers with a variety of benefits that are generally available to all salaried employees.

        We view the various components of compensation as distinct, and we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based on the performance of the employee (including any extraordinary performance), the Company's performance, the level of responsibility and commitment associated with the position, our desire to retain, motivate and attract quality executives, our desire to appropriately incentivize our executives to successfully execute our Strategic Plan and achieve our other business, financial and operational goals while avoiding promotion of excessive risk-taking, and the compensation committee's business judgment and experience. In addition, our compensation decisions generally reflect our belief that employees with comparable experience, levels of responsibility and performance deserve comparable compensation, and that more experienced employees with a greater degree of responsibility and higher performance levels deserve greater compensation on a relative basis. The compensation committee strives to provide appropriate short-term and long-term compensation; however, the committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

        Our annual process for determining overall compensation for named executive officers other than Mr. Littlefair has historically started with recommendations made by Mr. Littlefair to our compensation committee. In making his recommendations, Mr. Littlefair considers a number of factors, including the role each individual plays in executing our Strategic Plan and other goals, the seniority of the individual, the functional role of the position, the level of the individual's responsibility, the individual's performance and contribution to our overall business objectives, the individual's long-term commitment to our Company, the Company's performance, general industry benchmarks and trends, and the available pool of individuals with similar skills. After reviewing Mr. Littlefair's recommendations, our compensation committee makes the final determination of compensation for each of our named executive officers. Mr. Littlefair also submits recommendations to the compensation committee regarding his own proposed compensation levels, which are taken under advisement by the committee; however, Mr. Littlefair does not participate in the compensation committee's deliberations regarding his own compensation.

Base Salary

        We provide base salaries to:

  •
  recognize the experience, skills, knowledge and responsibilities of our named executive officers;

  •
  reward individual performance and contribution to our overall business goals; and

  •
  retain our executives.

        The compensation committee uses its judgment and discretion in determining the amount of each named executive officer's base salary and reviews base salaries annually. Proposed base salaries are prepared by Mr. Littlefair and recommended to the compensation committee for its consideration.

  2015 Base Salary

        In setting 2015 base salaries for our named executive officers, the compensation committee considered Mr. Littlefair's recommendations, the Company's overall performance and the compensation committee's assessment of each executive's performance, experience, responsibilities, work demands and tenure, as well as the retention risk associated with each executive. The compensation committee also focused on the Company's key objectives of counserving cash resources and limiting selling, general and administrative expenses.

        Based on the foregoing factors, the compensation committee did not change 2015 base salaries for our named executive officers from 2014 levels, except that Mr. Vreeland's salary was increased from $300,000 to $350,000 on May 1, 2015 pursuant to the terms of the offer letter he signed when he became our Chief Financial Officer in October 2014. 2014 and 2015 base salaries for our named executive officers were as follows:

Named Executive Officer	2014 Base Salary($)	2015 Base Salary($)
Andrew J. Littlefair	778,680	712,792	(1)
Robert M. Vreeland	300,000	350,000	(2)
Mitchell W. Pratt	481,268	481,268
Peter J. Grace	360,500	360,500
Barclay F. Corbus	443,415	443,415

(1)
In February 2015, Mr. Littlefair voluntarily elected to reduce his base salary by 10%, from $778,680 to $700,812. As a result Mr. Littlefair received an aggregate of $712,792 in base salary for 2015.

(2)
Effective May 1, 2015.

Cash Bonuses

  2015 Performance-Based Cash Bonus Plan

        We believe a performance-based cash incentive compensation program is important to focus our management on, and reward our executives for, achieving key Company objectives. Each year our compensation committee approves a performance-based cash bonus plan and pays bonuses after reviewing our performance with respect to the criteria set forth in the plan, subject to the compensation committee's discretion to pay amounts that are higher or lower than the payouts prescribed by the criteria set forth in the plan and subject to each named executive officer's continued service as an executive officer of our Company as of the bonus payment date. The performance criteria for cash bonus awards for our 2015 fiscal year were designed to incentivize management to make decisions that align our corporate goals with our stockholders' interests without promoting excessive risk-taking.

        For 2015, the total potential cash bonus award under our performance-based cash bonus plan for each of our named executive officers was based on the following: 33% was based on the volume of GGEs of natural gas delivered by us; 33% was based on our adjusted EBITDA, which is a non-GAAP financial measure described below; and 33% was based on achievement (as determined in the compensation committee's sole discretion) of our strategic initiatives. The compensation committee has the discretion to determine and adjust the performance criteria, consider factors and developments it deems relevant and award overall bonuses in the amounts it deems appropriate.

        Pursuant to the performance-based cash bonus plan, if we exceed a performance target, then each named executive officer receives a pro-rata portion of the incremental annual cash bonus amount, up to the next target limit. The financial performance criteria are prepared by our Chief Financial Officer based on our annual budget and the strategic initiatives are developed by our Chief Executive Officer. The financial performance criteria and strategic initiatives are then presented to our compensation committee for review, comment, adjustment and ultimate approval.

        Under our 2015 performance-based cash bonus plan:

  •
  Mr. Littlefair was eligible to receive 70%, 100% or 150% of his base salary for our achievement of the base, middle and maximum performance targets, respectively, and we consider achievement of the middle performance targets to be Mr. Littlefair's target bonus amount; and

  •
  Each of Messrs. Vreeland, Pratt, Grace and Corbus was eligible to receive 50%, 70% or 100% of his respective base salary for our achievement of the base, middle and maximum performance targets, respectively , and we consider achievement of the middle performance targets to be Messrs. Vreeland's Pratt's, Grace's and Corbus's target bonus amount.

        For 2015, we defined adjusted EBITDA as net income (loss) attributable to the Company, plus or minus income tax expense or benefit, plus or minus interest expense or income, net, plus depreciation and amortization expense, plus stock-based compensation charges, plus or minus any mark-to-market losses or gains on our derivative warrants and plus the lease exit charges related to the move of our corporate headquarters (the "HQ Lease Exit"). The following table shows adjusted EBITDA as we defined it for 2015 and also reconciles this non-GAAP financial measure to the GAAP measure net income (loss) attributable to the Company:

(in 000s)	Year Ended Dec. 31, 2015
Net Income (Loss) Attributable to the Company	$(134,242)
Income Tax (Benefit) Expense	1,614
Interest Expense (Income), Net	94,970
Depreciation and Amortization	55,219
Stock Based Compensation, Net of Tax Benefits	10,779
Mark-to-Market (Gain) Loss on Series I Warrants	(1,414)
HQ Lease Exit	835

Reported Adjusted EBITDA	$27,761

        The specific performance criteria relating to the cash bonus plan approved by our compensation committee for 2015 and our actual performance are set forth in the following table:

Performance Criteria	Weighting	Base Target	Middle Target	Maximum Target	Actual Performance
		(thousands)	(thousands)	(thousands)	(thousands)
Volume (in GGEs)	33%	310,000	325,000	345,000	308,500
Adjusted EBITDA	33%	$10,000	$20,000	$27,000	$27,761
Achievement of Strategic Initiatives	33%	—	—	—	—

        For 2015, our strategic initiatives included opening 30 new LNG and CNG fueling stations; delivering at least 45 million GGEs of Redeem™; reducing our selling, general and administrative expenses; and obtaining an extension of VETC.

        The compensation committee met in February 2016 to review our 2015 actual performance versus the performance criteria and strategic initiatives described above and to determine what payouts, if any, would be made under the 2015 performance-based cash bonus plan. The compensation committee determined that all major strategic initiatives were achieved, and that therefore it was appropriate to provide a payout equal to the midpoint between the middle and maximum target amounts for this performance criteria. Additionally, in 2015, we delivered 308.5 million GGEs, which was 99.5% of the base volume target, and the compensation committee determined that it was therefore appropriate to provide a payout equal to 75% of the base target amount for this performance criteria. In assessing our performance relative to the adjusted EBITDA target, the compensation committee determined that our named executive officers should not receive the benefit of the $31.0 million of revenue we recognized in 2015 relating to VETC (such revenue, the "2015 VETC Payment") because obtaining an extension of VETC was already being rewarded as part of the strategic initiatives performance criteria under the plan. As a result, for purposes of our performance-based cash bonus plan, the compensation committee determined our adjusted EBITDA to be the following and determined it was appropriate to provide no payout for this performance criteria:

(in 000s)	Year Ended Dec. 31, 2015
Reported Adjusted EBITDA	$27,761
2015 VETC Payment	(31,000)

Adjusted EBITDA, for purposes of our performance-based cash bonus plan	$(3,239)

        As further detailed in the table below, the compensation committee awarded (i) Mr. Littlefair a bonus equal to approximately 59% of his target (or "middle") bonus for 2015 (such amount would have been approximately 109% if the committee had not modified our adjusted EBITDA for purposes of these bonuses) and (iii) each of Messrs. Vreeland, Pratt, Grace and Corbus a bonus equal to approximately 58% of their respective target bonuses for 2015 (such amount would have been approximately 106% if the committee had not modified our adjusted EBITDA for purposes of these bonuses).

Name	Percent of Target Bonus Paid for GGE Volume Target	Percent of Target Bonus Paid for Adjusted EBITDA Target	Percent of Target Bonus Paid for Strategic Initiatives	Aggregate Percent of Target Bonus Paid	Total Payout	Potential Total Payout if All "Middle" Targets had been Achieved	Potential Total Payout if Adjusted EBITDA had not been Modified
Andrew J. Littlefair	17%	0%	42%	59%	$460,719	$778,680	$850,059
Robert M. Vreeland	18%	0%	40%	58%	$142,917	$245,000	$259,583
Mitchell W. Pratt	18%	0%	40%	58%	$196,518	$336,888	$356,940
Peter J. Grace	18%	0%	40%	58%	$147,204	$252,350	$267,371
Barclay F. Corbus	18%	0%	40%	58%	$181,061	$310,391	$328,866

  2016 Performance-Based Cash Bonus Plan

        In February 2016, our compensation committee approved our 2016 performance-based cash bonus plan. The plan has substantially the same design as our 2015 performance-based cash bonus plan, including the discretion afforded to our compensation committee in determining performance targets and actual payouts. Among other things, the 2016 plan provides that the total potential cash bonus award for each of our named executive officers under the plan will be based on the following: 33% will be based on the volume of GGEs of natural gas delivered by us, 33% will be based on our adjusted EBITDA and 33% will be based on achievement (as determined in the compensation committee's sole discretion) of our strategic initiatives.

  2015 Discretionary Special Cash Bonuses

        Our compensation committee may, in its discretion, award additional special cash bonuses to reward extraordinary efforts by our named executive officers not otherwise covered by the strategic initiatives metric in our annual performance-based cash bonus plan. The compensation committee did not award any special cash bonuses to any of our named executive officers for performance in 2015.

  Grace Finance Services Bonus

        Pursuant to his former employment agreement with us, Mr. Grace was eligible to receive additional bonuses in recognition of the results of our vehicle and station acquisition finance services ("Finance Services"), as determined from time to time in the Company's discretion (the "Finance Services Bonus"). Based on our Finance Services performance, for 2015, the Company paid Mr. Grace a Finance Services Bonus of $123,640, which amount is less than half of the Finance Services Bonus paid to Mr. Grace for 2014. Additionally, in an effort to standardize the bonus eligibility and overall pay of our named executive officers, the terms of Mr. Grace's new employment agreement with us, discussed below under "—Amended and Restated Employment Agreements," do not provide eligibility to receive a Finance Services Bonus.

Equity Incentives

        We believe that motivation of long-term performance is achieved through an ownership culture that encourages performance by our named executive officers through the use of stock and stock-based awards. Our equity incentive plans have been established to provide certain of our employees, including our named executive officers, with incentives designed to align these employees' interests with the interests of our stockholders. Our compensation committee believes the use of stock and stock-based awards offers the best approach for achieving this goal. The compensation committee develops its equity award determinations based on its judgments as to whether the equity awards provided to our named executive officers are sufficient to further our ownership culture, appropriately align the interests of our named executive officers with those of our stockholders and retain, motivate and adequately reward our executives on a long-term basis.

        We currently sponsor the 2002 Plan, the 2006 Plan and the ESPP. We are also asking our stockholders to approve a new equity incentive plan, the 2016 Plan, which will replace the 2006 Plan if and at such time that our stockholders approve the 2016 Plan. Upon the closing of our initial public offering, the 2006 Plan became effective and the 2002 Plan became unavailable for new awards. The 2002 Plan and the 2006 Plan are administered by our Board or our compensation committee. In the case of awards intended to qualify as "performance based compensation" excludable from the deduction limitation under Section 162(m), the administrator of the 2006 Plan must consist of two or more "outside directors" within the meaning of Section 162(m). For more information about the 2002 Plan, the 2006 Plan and the ESPP, please read the disclosure under "Compensation of Executive Officers and Directors—Equity Incentive Plans" below. For more information about the 2016 Plan, please read the disclosure under Proposal No. 3 above and the full text of the 2016 Plan attached as Annex A hereto.

        We have historically granted our named executive officers the following three types of equity awards under our equity incentive plans: stock options, restricted stock units ("RSUs") and price-vested units ("Price-Vested Units" or PVUs"). Stock option awards afford the recipient the option to purchase shares of our common stock at a stated price per share. All stock option awards granted under our equity incentive plans are priced based on the closing price of our common stock on the applicable grant date, and the grant date is always on or after the date of the compensation committee meeting at which the awards are approved. RSUs are full-value awards that represent the contingent right to receive shares of our common stock upon achievement of stated vesting criteria. Stock option and RSU awards granted to our named executive officers typically vest at a rate of 34% on the one-year anniversary of the date of grant and 33% on each subsequent anniversary until fully vested, subject to the named executive officer's continued service for our Company at each vesting date. PVUs are a form of RSU in which the shares subject to the award are earned if and when certain stock price hurdles ("Stock Price Hurdles") are achieved. The shares subject to the PVUs are only earned, or "vest," if the closing price of our common stock equals or exceeds, for twenty consecutive days during the third or fourth year following grant, 135% of the price of our common stock on the grant date.

        The compensation committee considers a number of factors when determining the type of equity award to grant to our named executive officers, including, among others, the status of the named executive officer's then-outstanding equity awards, market factors and the goals sought to be achieved with the award. For instance, the compensation committee has chosen to use PVUs in the past in part because, in its view, PVUs have a strong performance orientation, as the awards are forfeited in full if the Stock Price Hurdle is not achieved within the period specified by the award. Additionally, in determining to grant a combination of stock option and RSU awards with time-based vesting in 2015, the compensation committee desired to provide greater certainty of vesting while still incentivizing long-term performance by delivering value over time and considered the recent volatility in the Company's stock price and the unlikelihood that the outstanding PVUs would vest, as is discussed in greater detail under "—2015 Equity Awards" below.

        To meet the objectives of our compensation program, we have historically awarded equity incentives to our named executive officers on an annual basis in the first or fourth quarters; however, we do not maintain any formal policies with respect to the timing of granting equity awards.

  2015 Equity Awards

        In February and November 2015, the compensation committee awarded RSUs and stock options to our named executive officers in the amounts set forth in the table below. In determining to grant these awards, the committee evaluated the PVUs and stock options granted in 2012, 2013 and 2014, as a whole, and concluded that the terms of such awards, including the exercise prices of stock options and the Stock Price Hurdles of PVUs, may make their vesting out of reach due in part to exogenous factors over which the Company has little control (including the factors described in the Executive Summary above). For example, the applicable Stock Price Hurdle for the PVUs awarded in 2014 and 2012 (the "2014 PVUs" and the "2012 PVUs", respectively) was approximately 322% and 408%, respectively, of the closing price of our common stock on December 31, 2014 and approximately 567% and 448%, respectively, of the closing price of our common stock on December 31, 2015; additionally, the exercise price of the stock options issued to our named executive officers in 2012 is $13.09, or approximately 262% of the closing price of our common stock on December 31, 2014 and approximately 364% of the closing price of our common stock on December 31, 2015. Further, in January 2016, the 2012 PVUs were forfeited in full because the applicable Stock Price Hurdle was not satisfied. As a result of these share price conditions, the compensation committee determined it was important to grant additional equity awards to our named executive officers for retention and value delivery purposes. The compensation committee believed that these objectives were best achieved by awarding a combination of RSUs and stock options with the terms described below, on one or two (depending on the named executive officer) occasions in 2015. In making this determination, the compensation committee considered materials provided by Semler Brossy (at the request of the committee) pertaining to, among other things, the 2012 PVUs, the 2014 PVUs and considerations relating to these awards.

        The RSUs are subject to the terms and conditions of the 2006 Plan and a Notice of Grant of Restricted Stock Unit and Restricted Stock Unit Agreement, and vest according to the typical vesting schedule described above. The stock options are subject to the terms and conditions of the 2006 Plan and a Notice of Grant of Stock Option and Stock Option Agreement, have exercise prices of $6.01 and $5.02 per share, respectively, and vest according to the typical vesting schedule described above.

	February 2015		November 2015
Named Executive Officer	Number of RSUs	Number of Stock Options	Number of RSUs	Number of Stock Options
Andrew J. Littlefair	50,000	75,000	40,000	96,000
Robert M. Vreeland	—	—	30,000	48,000
Mitchell W. Pratt	50,000	60,000	30,000	70,400
Peter J. Grace	40,000	40,000	—	—
Barclay F. Corbus	40,000	50,000	24,000	80,000

  May 2015 Vreeland Option Award

        In May 2015, the compensation committee granted Mr. Vreeland an option to purchase up to 25,000 shares of common stock. The option is subject to the terms and conditions of the 2006 Plan and a Notice of Grant of Stock Option and Stock Option Agreement, has an exercise price of $8.66 per share and vests according to the typical vesting schedule described above. The compensation committee granted this award in accordance with the terms of the offer letter Mr. Vreeland signed when he became our Chief Financial Officer in October 2014.

  2016 Equity Awards

        In January 2016, the compensation committee awarded RSUs and stock options to our named executive officers in the amounts set forth in the table below. The committee determined it was important to grant additional equity awards to our named executive officers for retention and value delivery purposes, based on the same rationale for granting the 2015 equity awards described above. The compensation committee believed that these objectives were best achieved by awarding a combination of RSUs and stock options with the terms described below. The RSUs are subject to the terms and conditions of the 2006 Plan and a Notice of Grant of Restricted Stock Unit and Restricted Stock Unit Agreement, and vest according to the typical vesting schedule described above. The stock options are subject to the terms and conditions of the 2006 Plan and a Notice of Grant of Stock Option and Stock Option Agreement, have an exercise price of $3.63 per share, and vest according to the typical vesting schedule described above.

Named Executive Officer	Number of RSUs	Number of Stock Options
Andrew J. Littlefair	40,000	24,000
Robert M. Vreeland	30,000	12,000
Mitchell W. Pratt	30,000	17,600
Peter J. Grace	40,000	40,000
Barclay F. Corbus	24,000	20,000

Change in Control and Post-Termination Severance Benefits

        The employment agreements of our named executive officers provide them certain benefits if their employment is terminated (other than a termination by the Company for cause or a voluntary termination by the named executive officer without good reason and not following a change in control), including a termination following a change in control. The compensation committee believes these benefits are important tools for retaining the services of our named executive officers and helping to align the interests of our named executive officers with those of our stockholders. The details and amounts of such benefits are described below under "Compensation of Executive Officers and Directors—Potential Payments Upon Termination or Change in Control."

        Equity incentives awarded to our named executive officers under the 2002 Plan and the 2006 Plan prior to November 2014 accelerate and vest in full upon a change in control. All equity incentives awarded to our named executive officers after November 2014, including the RSUs and stock options awarded to our named executive officers in 2015 and 2016, are subject to double trigger vesting upon a change in control. The compensation committee determined to modify the standard vesting provisions of our named executive officers' equity awards from "single trigger" to "double trigger" vesting in connection with a change in control because it believes that double trigger vesting more accurately reflects current market practices and is in the best interest of our Company and our stockholders, but still provides appropriate benefits to executives in the event of a termination in connection with a change in control. Further, we have not agreed to make any excise tax "gross-up" payments to our executives in connection with a change in control.

Deductibility of Executive Compensation

        It is our policy generally to seek to qualify compensation paid to executive officers for deductibility under Section 162(m). Section 162(m) generally prohibits us from taking a tax deduction in any tax year for compensation paid to certain executive officers that exceeds $1,000,000, unless the compensation is payable only upon the achievement of pre-established, objective performance goals under a plan approved by our stockholders. We believe the stock option, RSU and PVU awards we have granted to our named executive officers under the 2006 Plan and the 2002 Plan qualify as performance-based compensation under Section 162(m), although there is no guarantee that such equity awards, or any other performance-based compensation paid to our named executive officers, qualify as such. We reserve the discretion to pay compensation to our officers that may not be deductible if we determine that paying such compensation is in the best interests of our Company and our stockholders.

Executive Stock Ownership Guidelines

        We believe that it is important to encourage our named executive officers to hold a material amount of our common stock, which links their long-term economic interest directly to that of our stockholders. To achieve this goal, we have established stock ownership guidelines applicable to our named executive officers. These guidelines provide that our Chief Executive Officer is required to own shares of our common stock valued at three times his annual base salary or more, and each of our Chief Financial Officer, Chief Operating Officer, Chief Marketing Officer (if any) and Senior Vice President, Strategic Development, is required to own shares of our common stock valued at one times their annual base salary or more. Such level of ownership must be attained by the last to occur of (i) December 13, 2017 and (ii) five years after the date of initial appointment as an executive officer. Stock options and other rights to acquire our common stock are not counted toward satisfaction of the stock ownership requirements. Mr. Pratt has satisfied these stock ownership guidelines as of the Record Date.

Hedging and Pledging of Company Securities

        Our policies do not permit any of our executive officers or directors to "hedge" ownership of our securities by engaging in short sales or trading in put options, call options or other derivatives involving our securities. Further, our policies do not permit an executive officer or director to hold our securities in a margin account or pledge our securities as collateral for a loan, unless the executive officer or director demonstrates financial capacity to substitute other assets for Company securities in the event the person fails to meet a margin call or defaults on a loan.

        As of the date of this Proxy Statement, Mr. Pickens has pledged 17,441,860 outstanding shares as collateral to financial institutions. We have disclosed Mr. Pickens' pledging activity in each of our annual reports on Form 10-K, quarterly reports on Form 10-Q and proxy statements on Schedule 14A beginning with our annual report on Form 10-K for the year ended December 31, 2008. The Company periodically evaluates Mr. Pickens' pledging activity, and upon our request Mr. Pickens demonstrates that he has financial capacity to substitute other assets for the pledged shares. In addition, during the course of such periodic evaluations, the Company has also taken into account, among other things, the following: it is in the best interest of our stockholders for Mr. Pickens to continue serving on the Board, as he is one of our co-founders and his reputation, contacts, and advocacy for our business and U.S. energy policy create opportunities for the Company that we believe would be otherwise unavailable; Mr. Pickens is under no obligation, legal or otherwise, to limit his pledging activity or to hold more than 5,000 shares of our common stock for an extended period of time; Mr. Pickens' pledging activity is disclosed in the periodic reports we publicly file with the SEC; and none of our significant stockholders (holders of more than 1% of our issued and outstanding shares) has expressed to us concerns about Mr. Pickens' pledging activity.

Clawback Policy

        In January 2015, the compensation committee adopted a formal policy regarding recoupment of cash compensation in certain circumstances (the "Clawback Policy"). The purpose of the Clawback Policy is to help ensure that executives act in the best interest of the Company. The Clawback Policy requires certain of our officers, including our named executive officers, to repay or return any cash bonus or other incentive cash compensation awarded to or received by such officer(s) in the event we issue a restatement of our financial statements due to material noncompliance with any financial reporting requirements and the restatement was caused by such officer's fraud, intentional misconduct or gross negligence. In each case, the officer(s) would be required to repay or return the compensation awarded to or received by the officer during the 12-month period following the filing of the erroneous financial statement at issue. Pursuant to the Clawback Policy, the compensation committee will consider a number of different factors and exercise its business judgment in determining appropriate amounts, if any, to recoup. Further, the compensation committee retains the discretion to adjust or recover awards or payments if the relevant performance measures upon which they are based are restated or are otherwise adjusted in a manner that would reduce the size of the award or payment. The Clawback Policy applies to cash compensation awarded to our officers from and after the date of its adoption. Once final rules regarding recoupment policies are released under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the compensation committee intends to review the Clawback Policy and, if necessary, amend such policy to comply with the new mandates.

Amended and Restated Employment Agreements

        On December 31, 2015, we entered into amended and restated employment agreements with our named executive officers (each, an "Employment Agreement") that supersede and replace in all respects the employment agreements between our Company and the named executive officers that expired pursuant to their terms on December 31, 2015 (such agreements, the "Prior Employment Agreements").

        Each Employment Agreement has an initial term ending on December 31, 2018, and thereafter renews for a one-year period. Each Agreement provides that the named executive officer is entitled to an annual base salary of no less than his salary for 2015 and is eligible for an annual cash bonus of up to a specified percentage of his then-current annual base salary under the terms of our performance-based cash bonus plan in effect for the applicable fiscal year. Pursuant to the Employment Agreements, under certain circumstances upon a termination of a named executive officer's employment, he would be entitled to the severance compensation and benefits described below under "Compensation of Executive Officers and Directors—Potential Payments Upon Termination or Change in Control." The Employment Agreements do not include any "gross up" provision for any excise taxes that may be triggered in connection with a change in control under Sections 280G and 4999 of the Code, and instead include a "best-net" cutback provision where benefits are reduced to avoid triggering any such excise taxes unless the after-tax benefit is greater to the named executive officer without the cutback.

        The material terms of the Employment Agreements are substantially similar to the terms of the Prior Employment Agreements, except that (1) the initial term of the Employment Agreements is three years, rather than the five-year terms of the Prior Employment Agreements, (2) the Employment Agreements provide larger severance payments than the Prior Employment Agreements, but condition these payments upon a so-called "double trigger" upon a change in control, rather than entitling the named executive officers to severance payments upon a "single trigger" as provided in the Prior Employment Agreements, and (3) the Employment Agreements do not include any "gross-up" provision for taxes resulting from the automobile benefits provided to certain of our named executive officers, which was included in certain of the Prior Employment Agreements. The compensation committee determined to vary these three elements of the Employment Agreements primarily for the following reasons:

  •
  The compensation committee elected to shorten the term of the Employment Agreements to three years rather than five years because it will afford the committee an opportunity to reconsider and reevaluate the terms of each Employment Agreement, in light of then-current market practices and the performance of our Company and the applicable named executive officer, sooner rather than later; and

  •
  The compensation committee elected to modify the severance benefits afforded to each named executive officer, including the elimination of all "gross-up" provisions, in order to align our practices with current market expectations and align the interests of our named executive officers with those of our stockholders, while still providing a level of benefits that the compensation committee believes is fair and reasonable and maintaining the retention value of these benefits.

Compensation Committee Report

        We, the compensation committee of the Board of Clean Energy Fuels Corp., have reviewed and discussed the Compensation Discussion and Analysis (set forth above) with the management of the Company, and, based on such review and discussion, have recommended to the Board inclusion of the Compensation Discussion and Analysis in this Proxy Statement.

Compensation Committee: Warren I. Mitchell, Chairman John S. Herrington James E. O'Connor Kenneth M. Socha

Risks Related to Compensation Policies and Practices

        The compensation committee has considered whether our overall compensation program for employees creates incentives for employees to take excessive or unreasonable risks that could materially harm our Company. Although risk-taking is a necessary part of building our business, the compensation committee has focused on aligning the Company's compensation policies with the long-term interests of the Company and avoiding short-term rewards for management decisions that could pose long-term risks to the Company. Although a portion of our executive compensation plan is performance-based, which could motivate risk-taking, we do not believe that our compensation structure encourages excessive or unnecessary risk-taking. We believe our approach to goal-setting, mix of types of compensation, payouts at multiple levels of performance and evaluation of performance results assist in mitigating such risks, as follows:

  •
  Our compensation structure includes a combination of a competitive base salary, equity awards to align the interests of our employees and named executive officers with those of our stockholders, and annual cash bonuses to encourage retention and reward executives for achieving Company objectives.

  •
  To discourage excessive or unnecessary risk-taking, for 2015, the cash payment awards for each named executive officer were based on three distinct performance metrics, with 33% of the total potential cash bonus award based on each such performance metric, as follows: 33% based on the volume of GGEs of natural gas delivered by us, 33% based on the target adjusted EBITDA of our Company, as we defined it for compensation purposes, and 33% based on the achievement of the Company's strategic initiatives. Additionally, the compensation committee retains the discretion to increase or decrease cash payouts under this plan based on factors it deems relevant and appropriate.

  •
  Pursuant to the Clawback Policy, certain of our officers are required to repay or return any cash bonus or other incentive cash compensation awarded to or received by such officer(s) in the event we issue a restatement of our financial statements due to material noncompliance with any financial reporting requirements and the restatement was caused by such officer's fraud, intentional misconduct or gross negligence. Further, the compensation committee retains the discretion to adjust or recover awards or payments if the relevant performance measures upon which they are based are restated or are otherwise adjusted in a manner that would reduce the size of the initial award or payment.

        We further believe that our internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing our Company to a harmful long-term business transaction in exchange for short-term compensation benefit.

Total Compensation Actually Paid

        Actual compensation paid in 2015 to our named executive officers is shown in the table below. This table supplements, but is not a substitute for, the Summary Compensation Table that appears on page 50 of this Proxy Statement. The primary difference between this supplemental table and the Summary Compensation Table is the method used to value stock and option awards. SEC rules require that the grant date fair value of all stock and option awards be reported in the Summary Compensation Table in the year in which they were granted. As a result, a significant portion of the total compensation amounts reported in the Summary Compensation Table relates to stock and option awards that have not vested and for which the value is therefore uncertain (and which may end up being forfeited and have no value at all). For example, the 2012 PVUs held by the named executive officers were all forfeited in January 2016 because the applicable Stock Price Hurdle was not satisfied. In contrast, this supplemental table includes only stock and option awards that vested during the applicable year and shows the fair value of those awards. It should be noted that the named executive officers may never realize any value attributed to these awards, since the ultimate value of the option awards will depend on our stock price when the options are exercised and the ultimate value of the stock awards will depend on the value of the issued shares, if any.

Name	Year	Salary(1) ($)	Other Cash Compensation(2) ($)	Stock Awards Vested in Year(3) ($)	Option Awards Vested in Year(4) ($)	All Other Compensation(5) ($)	Total Compensation Actually Paid ($)
Andrew J. Littlefair	2015	712,792	460,719	75,176	—	2,400	1,251,087
	2014	778,680	626,712	142,749	—	8,050	1,556,191
	2013	756,000	671,640	—	—	11,500	1,439,140
Robert M. Vreeland	2015	332,692	142,917	—	—	2,330	477,939
	2014	179,713	68,495	—	—	—	248,208
Mitchell W. Pratt	2015	481,268	196,518	—	—	2,400	680,186
	2014	481,268	274,269	—	—	8,050	763,587
	2013	467,250	321,944	—	—	11,500	800,694
Peter J. Grace	2015	360,500	270,844	—	—	2,400	633,744
	2014	360,500	603,324	—	—	8,050	971,874
	2013	350,000	530,575	—	—	11,500	892,075
Barclay F. Corbus	2015	443,415	181,061	—	—	1,800	626,276
	2014	443,415	252,697	—	—	6,125	702,237
	2013	430,500	304,369	—	—	8,750	743,619

(1)
Amounts shown equal the amounts reported in the "Salary" column of the Summary Compensation Table.

(2)
Amounts shown equal the sum of the amounts reported in the "Bonus" and "Non-Equity Incentive Plan Compensation" columns of the Summary Compensation Table.

(3)
Amounts shown represent the aggregate fair value of all stock awards that vested during the applicable year. The fair value of vested stock awards is calculated by multiplying the number of shares vested by the closing price of the Company's common stock on the applicable vesting date.

(4)
Amounts shown represent the aggregate fair value of all option awards that vested during the applicable year. The fair value of vested option awards is calculated by multiplying the number of shares vested by the difference (but not less than zero) between the exercise price and the closing price of the Company's common stock on the applicable vesting date.

(5)
Amounts shown equal the Company's matching contributions under its savings plan qualified under Section 401(K) of the Code.

 COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

        The following table summarizes the total compensation earned by each of our named executive officers for the fiscal years ended December 31, 2013, 2014 and 2015:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Andrew J. Littlefair	2015	712,792	—	501,300	558,870	460,719	2,400	2,236,081
President & Chief	2014	778,680	—	619,500	—	626,712	8,050	2,032,942
Executive Officer	2013	756,000	150,000	599,993	—	521,640	391,300	2,418,933
Robert M. Vreeland	2015	332,692	—	278,560	150,600	142,917	2,330	907,099
Chief Financial Officer	2014	179,713	68,495	—	318,990	18,495	—	585,693
Mitchell W. Pratt	2015	481,268	—	451,100	426,488	196,518	2,400	1,557,774
Chief Operating Officer	2014	481,268	—	392,350	—	274,269	8,050	1,155,937
And Secretary	2013	467,250	100,000	—	—	221,944	296,350	1,085,544
Peter J. Grace	2015	360,500	—	240,400	133,200	270,844	2,400	1,007,344
Senior Vice President,	2014	360,500	—	278,775	—	603,324	8,050	1,250,649
Sales and Finance	2013	350,000	—	—	—	530,575	11,500	892,075
Barclay F. Corbus	2015	443,415	—	360,880	424,100	181,061	1,800	1,411,256
Senior Vice President,	2014	443,415	—	309,750	—	252,697	6,125	1,011,987
Strategic Development	2013	430,500	100,000	—	—	204,369	230,300	965,169

(1)
The amounts listed in this column reflect the grant date fair values calculated in accordance with Financial Accounting Standards Board's Accounting Standards Codification Topic 718, "Share Based Payment" ("FASB ASC 718"). For a discussion regarding the valuation model and assumptions used to calculate the fair value of these awards, see note 11 to the consolidated financial statements included in the Annual Report.

(2)
The amounts listed in this column represent the cash bonuses paid under our performance-based cash bonus plan and the Finance Services Bonus paid to Mr. Grace in 2015, 2014 and 2013. See the discussions under "Compensation Discussion and Analysis—Elements of Compensation—Cash Bonuses—2015 Performance-Based Cash Bonus Plan" and "Compensation Discussion and Analysis—Elements of Compensation—Cash Bonuses—Grace Finance Services Bonus."

(3)
The 2015 amounts in this column are attributable to the Company's matching contributions under its savings plan qualified under Section 401(k) of the Code.

Grants of Plan-Based Awards in Fiscal Year 2015

        The following table summarizes the amounts of plan-based awards granted in 2015 to each of the named executive officers:

					All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)
		Estimated Future Payouts Under Non-Equity Incentive Based Plans(1)						Grant Date Fair Value of Stock and Option Awards(4) ($)
							Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Andrew J. Littlefair	—	545,076	778,680	1,168,020	—	—	—	—
	02/27/2015	—	—	—	50,000	—	—	300,500
	02/27/2015	—	—	—	—	75,000	6.01	249,750
	11/16/2015	—	—	—	40,000	—	—	200,800
	11/16/2015	—	—	—	—	96,000	5.02	309,120
Robert M. Vreeland	—	175,000	245,000	350,000	—	—	—	—
	05/12/2015	—	—	—	—	25,000	8.66	124,000
	11/16/2015	—	—	—	30,000	—	—	150,600
	11/16/2015	—	—	—	—	48,000	5.02	154,560
Mitchell W. Pratt	—	240,634	336,888	481,267	—	—	—	—
	02/27/2015	—	—	—	50,000	—	—	300,500
	02/27/2015	—	—	—	—	60,000	6.01	199,800
	11/16/2015	—	—	—	30,000	—	—	150,600
	11/16/2015	—	—	—	—	70,400	5.02	226,688
Peter J. Grace	—	180,250	252,350	360,500	—	—	—	—
	02/27/2015	—	—	—	40,000	—	—	240,400
	02/27/2015	—	—	—	—	40,000	6.01	133,200
Barclay F. Corbus	—	221,708	310,391	443,415	—	—	—	—
	02/27/2015	—	—	—	40,000	—	—	240,400
	02/27/2015	—	—	—	—	50,000	6.01	166,500
	11/16/2015	—	—	—	24,000	—	—	120,480
	11/16/2015	—	—	—	—	80,000	5.02	257,600

(1)
Amounts shown in these columns represent the possible payouts under the 2015 performance-based cash bonus plan based on the achievement of Company performance targets and strategic initiatives. The actual amounts paid pursuant to the 2015 performance-based cash bonus plan are reported in the Summary Compensation Table in the "Non-Equity Incentive Plan Compensation" column. The Company performance targets and strategic initiatives under the 2015 performance-based cash bonus plan, as well as the compensation committee's payout determinations, are detailed above under "Compensation Discussion and Analysis—Elements of Compensation—Cash Bonuses—2015 Performance-Based Cash Bonus Plan."

(2)
The shares shown in this column represent RSU awards granted on February 27, 2015 and November 16, 2015 pursuant to our 2006 Plan. Each RSU award vests 34% on the first anniversary of the date of grant and 33% on each subsequent anniversary until fully vested, in each case subject to continuing service by the named executive officer.

(3)
The shares shown in this column represent option awards granted on February 27, 2015, May 12, 2015 and November 16, 2015 pursuant to our 2006 Plan. Each option award vests 34% on the first anniversary of the date of grant and 33% on each subsequent anniversary until fully vested, in each case subject to continuing service by the named executive officer.

(4)
Stock and option awards are shown at their grant date fair value calculated in accordance with FASB ASC 718. For a discussion regarding the valuation model and assumptions used to calculate the fair value of these awards, see note 11 to the consolidated financial statements included in the Annual Report.

Outstanding Equity Awards at 2015 Fiscal Year End

        The following table summarizes outstanding equity awards held by our named executive officers at December 31, 2015:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options— Exercisable (#)		Number of Securities Underlying Options— Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Andrew J. Littlefair	525,000	(1)	—		12.00	5/23/2017	—		—		—		—
	100,000	(2)	—		15.27	12/12/2017	—		—		—		—
	155,862	(3)	—		5.09	12/9/2018	—		—		—		—
	117,828	(4)	—		6.33	1/1/2019	—		—		—		—
	50,000	(5)	—		14.06	10/8/2019	—		—		—		—
	100,000	(7)	—		13.49	12/1/2020	—		—		—		—
	100,000	(8)	—		14.22	1/3/2021	—		—		—		—
	150,000	(9)	—		13.09	12/12/2022	—		—		—		—
	—		—		—	—	—		—		400,000	(10)	1,440,000	(19)
	—		—		—	—	15,126	(11)	54,454	(19)	—		—
	—		—		—	—	—		—		75,000	(12)	370,000	(19)
	—		75,000	(14)	6.01	02/27/2025	—		—		—		—
	—		—		—	—	50,000	(15)	180,000	(19)	—		—
	—		96,000	(17)	5.02	11/16/2025	—		—		—		—
	—		—		—	—	40,000	(18)	144,000	(19)	—		—
Robert M. Vreeland	25,500		49,500	(13)	6.51	11/4/2024	—		—		—		—
	—		25,000	(16)	8.66	5/12/2025	—		—		—		—
	—		48,000	(17)	5.02	11/16/2025	—		—		—		—
	—		—		—	—	30,000	(18)	108,000	(19)	—		—
Mitchell W. Pratt	300,000	(1)	—		12.00	5/23/2017	—		—		—		—
	100,000	(2)	—		15.27	12/12/2017	—		—		—		—
	71,274	(3)	—		5.09	12/9/2018	—		—		—		—
	52,935	(4)	—		6.33	1/1/2019	—		—		—		—
	40,000	(5)	—		14.06	10/8/2019	—		—		—		—
	50,000	(7)	—		13.49	12/1/2020	—		—		—		—
	50,000	(8)	—		14.22	1/3/2021	—		—		—		—
	75,000	(9)	—		13.09	12/12/2022	—		—		—		—
	—		—		—	—	—		—		215,000	(10)	774,000	(19)
	—		—		—	—	—		—		47,500	(12)	171,000	(19)
	—		60,000	(14)	6.01	02/27/2025	—		—		—		—
	—		—		—	—	50,000	(15)	180,000	(19)	—		—
	—		70,400	(17)	5.02	11/16/2025	—		—		—		—
	—		—		—	—	30,000	(18)	108,000	(19)	—		—
Peter J. Grace	60,900	(1)	—		12.00	5/23/2017	—		—		—		—
	35,000	(2)	—		15.27	12/12/2017	—		—		—		—
	18,184	(3)	—		5.09	12/9/2018	—		—		—		—
	13,747	(4)	—		6.33	1/1/2019	—		—		—		—
	17,500	(5)	—		14.06	10/8/2019	—		—		—		—
	17,500	(7)	—		13.49	12/1/2020	—		—		—		—
	45,000	(9)	—		13.09	12/12/2022	—		—		—		—
	—		—		—	—	—		—		110,000	(10)	396,000	(19)
	—		—		—	—	—		—		33,750	(12)	121,500	(19)
	—		40,000	(14)	6.01	02/27/2025	—		—		—		—
	—		—		—	—	40,000	(15)	144,000	(19)	—		—
Barclay F. Corbus	350,000	(6)	—		13.25	9/10/2017	—		—		—		—
	15,008	(3)	—		5.09	12/9/2018	—		—		—		—
	54,645	(4)	—		6.33	1/1/2019	—		—		—		—
	40,000	(5)	—		14.06	10/8/2019	—		—		—		—
	50,000	(7)	—		13.49	12/1/2020	—		—		—		—
	50,000	(8)	—		14.22	1/3/2021	—		—		—		—
	75,000	(9)	—		13.09	12/12/2022	—		—		—		—
	—		—		—	—	—		—		200,000	(10)	720,000	(19)
	—		—		—	—	—		—		37,500	(12)	135,000	(19)
	—		50,000	(14)	6.01	02/27/2025
	—		—		—	—	40,000	(15)	144,000	(19)	—		—
	—		80,000	(17)	5.02	11/16/2025	—		—		—		—
	—		—		—	—	24,000	(18)	108,000	(19)	—		—

(1)
This option, granted under our 2006 Plan on May 24, 2007, vested 1/6 on May 24, 2007 and 1/6 on November 24, 2007, and an additional 1/3 on each of November 24, 2008 and November 24, 2009, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a

  "change in control" as described in the 2006 Plan, this option, if then outstanding, would vest in full on the date that immediately precedes the change in control.

(2)
This option, granted under our 2006 Plan, vested 34% on the first anniversary of December 12, 2007, the date of grant, and vested 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the 2006 Plan, this option, if then outstanding, would vest in full on the date that immediately precedes the change in control.

(3)
This option, granted under our 2006 Plan, vested 34% on the first anniversary of December 10, 2008, the date of grant, and vested 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the 2006 Plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(4)
This option, granted under our 2006 Plan, vested 34% on the first anniversary of January 2, 2009, the date of grant, and vested 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the 2006 Plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(5)
This option, granted under our 2006 Plan, vested 34% on the first anniversary of October 9, 2009, the date of grant, and vested 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the 2006 Plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(6)
This option, granted under our 2006 Plan, vested 34% on the first anniversary of September 10, 2007, the date of grant, and vested 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the 2006 Plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(7)
This option, granted under our 2006 Plan, vested 34% on the first anniversary of December 1, 2010, the date of grant, and vested 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the 2006 Plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(8)
This option, granted under our 2006 Plan, vested 34% on the first anniversary of January 3, 2011, the date of grant, and vested 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the 2006 Plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(9)
This option, granted under our 2006 Plan, vested as to 34% on the first anniversary of December 12, 2012, the date of grant, and vests 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the 2006 Plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(10)
Represents PVU awards granted under our 2006 Plan that will vest if, between January 25, 2014 and January 24, 2016, the closing price of the Company's common stock equals or exceeds $20.40 for twenty consecutive trading days. All such PVUs were forfeited in January 2016.

(11)
Represents RSUs granted under our 2006 Plan that vested as to 34% on the first anniversary of September 17, 2013, the date of grant, and vests 33% on each subsequent anniversary until fully vested, subject to continuing service by Mr. Littlefair. The 2006 Plan provides that, in the event of a "change in control" as described in the 2006 Plan, these RSUs will vest in full on the date that immediately precedes the change in control.

(12)
PVU awards granted under our 2006 Plan that will vest if, between February 2, 2016 and February 1, 2018, the closing price of the Company's common stock equals or exceeds $16.11 for twenty consecutive trading days.

(13)
This option, granted under our 2006 Plan, vested as to 34% on the first anniversary of November 4, 2014, the date of grant, and vests 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the 2006 Plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(14)
This option, granted under our 2006 Plan, will vest as to 34% on the first anniversary of February 27, 2015, the date of grant, and vests 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the 2006 Plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(15)
Represents RSUs granted under our 2006 Plan that will vest as to 34% on the first anniversary of February 27, 2015, the date of grant, and vests 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the 2006 Plan, these RSUs will vest in full on the date that immediately precedes the change in control.

(16)
This option, granted under our 2006 Plan, will vest as to 34% on the first anniversary of May 12, 2015, the date of grant, and vests 33% on each subsequent anniversary until fully vested, subject to continuing service by Mr. Vreeland. The 2006 Plan provides that, in the event of a "change in control" as described in the 2006 Plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(17)
This option, granted under our 2006 Plan, will vest as to 34% on the first anniversary of November 16, 2015, the date of grant, and vests 33% on each subsequent anniversary until fully vested, subject to continuing service by Mr. Vreeland. The 2006 Plan provides that, in the event of a "change in control" as described in the 2006 Plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(18)
Represents RSUs granted under our 2006 Plan that will vest as to 34% on the first anniversary of November 16, 2015, the date of grant, and vests 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the 2006 Plan, these RSUs will vest in full on the date that immediately precedes the change in control.

(19)
Determined by multiplying the unvested stock awards by $3.60, the closing price of our common stock on December 31, 2015.

2015 Option Exercises and Stock Vested

        The following table provides information regarding exercises of option awards and vesting of stock awards by each of our named executive officers in 2015:

	Option Awards				Stock Awards
	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Andrew J. Littlefair	275,000	(1)	1,108,600	(2)	—	—
	—		—		15,126	75,176	(3)
Robert M. Vreeland	—		—		—	—
Mitchell W. Pratt	180,000	(4)	685,650	(5)	—	—
Peter J. Grace	—		—		—	—
Barclay F. Corbus	—		—		—	—

(1)
The Company withheld an aggregate of 196,409 of such shares to pay for the exercise price of the stock options and the associated tax withholding obligations.

(2)
Determined by adding (a) 115,000 shares of common stock acquired upon exercise of a stock option, multiplied by the difference between $4.60, the closing price of our common stock on February 2, 2015, the date of exercise, and the exercise price per share of $2.96, (b) 100,000 shares of common stock acquired upon exercise of a stock option, multiplied by the difference between $8.71, the closing price of our common stock on April 28, 2015, the date of exercise, and the exercise price per share of $2.96, and (c) 60,000 shares of our common stock acquired upon exercise of a stock option, multiplied by the difference between $8.71, the closing price of our common stock on April 28, 2015, the date of exercise, and the exercise price per share of $2.96.

(3)
Determined by multiplying the number of shares vested by $4.97, the closing price of our common stock on September 17, 2015, the vesting date of such shares. The Company withheld an aggregate of 7,893 of such shares to pay for the associated tax withholding obligations.

(4)
The Company withheld an aggregate of 122,859 of such shares to pay for the exercise price of the stock options and the associated tax withholding obligations.

(5)
Determined by adding (a) 85,000 shares of common stock acquired upon exercise of a stock option, multiplied by the difference between $4.60, the closing price of our common stock on February 2, 2015, the date of exercise, and the exercise price per share of $2.96, (b) 70,000 shares of common stock acquired upon exercise of a stock option, multiplied by the difference between $8.71, the closing price of our common stock on April 28, 2015, the date of exercise, and the exercise price per share of $2.96, and (c) 25,000 shares of our common stock acquired upon exercise of a stock option, multiplied by the difference between $8.71, the closing price of our common stock on April 28, 2015, the date of exercise, and the exercise price per share of $2.96.

Employment Agreements

        On December 31, 2015, we entered into an Employment Agreement with each of our named executive officers. See the description under "Compensation Discussion and Analysis—Amended and Restated Employment Agreements." For our 2015 fiscal year, salary and non-incentive plan cash bonuses, of which there were none, constituted approximately 32%, 37%, 31%, 36% and 31% of the total compensation of Messrs. Littlefair, Vreeland, Pratt, Grace and Corbus, respectively.

Pension Benefits, Non-Qualified Defined Contribution and Other Deferred Compensation Plans

        We do not have any tax-qualified defined benefit plans or supplemental executive retirement plans that provide for payments or other benefits to our named executive officers at, following or in connection with their retirement. We also do not have any non-qualified defined contribution plans or other deferred compensation plans that provide for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change in Control

        The tables and narrative below describe the amount of compensation to be paid to our named executive officers in the event of a termination of employment or a change in control. The amount of compensation payable to each of our named executive officers upon voluntary termination, voluntary termination for good reason, involuntary not-for-cause termination, failure to renew the named executive officer's employment agreement upon its expiration, for cause termination, a change in control, termination in connection with a change in control and in the event of disability or death of our named executive officers is shown in tabular format. The amounts shown in the tables assume that such termination or change in control was effective as of December 31, 2015, and thus are estimates of the amounts that would be paid out to our named executive officers upon their termination, as actual amounts that would be paid out could only be determined at the time of a named executive officer's separation with our Company, and are based on the terms of each named executive officer's Employment Agreement with us, which were entered into on such date.

Severance Payments under Employment Agreements

        Pursuant to the terms of the Employment Agreement, if we terminate a named executive officer without "cause" (as such term is defined in the Employment Agreements), if a named executive officer resigns for "good reason" (as such term is defined in the Employment Agreements) or if we do not renew an Employment Agreement prior to expiration of the term or any renewal term, then the named executive officer would be entitled to (1) a lump-sum payment of an amount equal to the sum of (A) his annual base salary earned through the date of termination and any annual cash bonus earned for the prior year to the extent not previously paid, (B) any compensation previously deferred by the named executive officer (together with any accrued interest or earnings thereon), (C) 150% of one year's then-current annual base salary, (D) 150% of his previous year's annual cash bonus actually earned under our performance-based cash bonus plan, and (E) any vacation pay accrued and not paid as of the date of termination, (2) after the end of the calendar year in which the termination occurs, a lump-sum payment of an amount equal to the annual cash bonus that would be payable to the named executive officer under our performance-based cash bonus plan in respect of such year (based on the criteria applicable for that year) without any pro-rating, and (3) continuing participation, at our expense, for a period of one year from the date of termination in the benefit programs in which the named executive officer was enrolled at the time of termination. In addition, if we terminate a named executive officer's employment without cause or do not renew an Employment Agreement within six months prior to or one year after a "change in control" (as such term is defined in the Employment Agreements), or if a named executive officer resigns for good reason within six months prior to or one year after the date of the change in control, then the named executive officer would be entitled to the severance benefits described above, except that the lump-sum payment described in (1) above for all named executive officers except Mr. Littlefair shall consist of 225% of his then-current annual base salary, 225% of his previous year's annual cash bonus actually earned under our performance-based cash bonus plan, and the amounts described in (A), (B) and (E); and the lump-sum payment described in (1) above for Mr. Littlefair shall consist of 300% of his then-current annual base salary, 300% of his previous year's annual cash bonus actually earned under our performance-based cash bonus plan, and the amounts described in (A), (B) and (E). Additionally, if a named executive officer ceases to be an employee due to death or disability, then the named executive officer would be entitled to the amounts described in (1)(A), (B) and (E) and (2) above, except that the amount described in (2) above would be pro-rated based on the number of weeks during the last fiscal year during which the named executive officer was an employee. Further, if the employment of either of Messrs. Littlefair or Pratt is terminated for cause, we are entitled to repurchase all or a portion of our stock owned by him, and if his employment is terminated due to death or disability, then we are required to repurchase all of our stock owned by him (the tables below assume that we do not repurchase any stock owned by Messrs. Littlefair or Pratt upon a for cause termination). In consideration of the receipt of any severance benefits under an Employment Agreement and as a precondition to their receipt, a named executive officer must execute and deliver, and not revoke, a release in favor of us in the form attached to the Employment Agreements. For purposes of the tables below, such tables assume for all purposes that the amounts described in (1)(A) and (B) above have already been paid to the applicable named executive officer or are $0.

        For purposes of the Employment Agreements, (1) "cause" means (A) the named executive officer committing a material act of dishonesty against us, (B) the named executive officer being convicted of a felony involving moral turpitude or (C) the named executive officer committing a material breach of his confidentiality, trade secret, non-solicitation or invention assignment obligations under his Employment Agreement; (2) "good reason" means a named executive officer resigning from his employment after we (A) have materially diminished the named executive officer's duties, authority, responsibility, annual base salary or annual incentive compensation opportunity, (B) materially breach the Employment Agreement; (C) change the person to whom the named executive officer reports, or (D) change the location of the named executive officer's principal place of employment; and (3) "change in control" means (A) any "person" (as defined or referred to in Section 3(a)(9) and/or 13(d)(1), et seq. of the Exchange Act and the associated rules of the SEC promulgated thereunder), other than an existing stockholder of the Company as of January 1, 2006, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of our then-outstanding securities, or (B) a merger or consolidation of the Company in which its voting securities immediately prior to the merger or consolidation do not represent, or are not converted into securities that represent, a majority of the combined voting power of all voting securities of the surviving entity immediately after the merger or consolidation, or (C) a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or a liquidation or dissolution of the Company, or (D) individuals who, as of the date of the Employment Agreement, constitute the Company's board of directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Company's board of directors; provided that, other than in connection with an actual or threatened proxy contest, any individual who becomes a director subsequent to the date of the Employment Agreement and whose election, or nomination for election by the stockholders of the Company, was approved by the vote of at least a majority of the directors then in office shall be deemed a member of the Incumbent Board.

Vesting of PVUs

        The PVUs held by the named executive officers are subject to the following provisions regarding changes in the employment status of a PVU holder: (i) the PVU award will be forfeited in full if the holder's employment with the Company is terminated for cause (as defined in the holder's employment agreement) or voluntarily by the holder prior to the fourth anniversary of the PVU's grant date ("Termination Date"); (ii) if the holder's employment is terminated by the Company without cause (as defined in the holder's employment agreement) and the Stock Price Hurdle is subsequently satisfied prior to the Termination Date, the Time-Vested Percentage of the PVUs will vest on the date the Stock Price Hurdle is satisfied; (iii) if the holder ceases to be an employee due to death or disability, the Time-Vested Percentage of the PVUs will immediately vest; and (iv) if the Company experiences a

"change in control," as defined in the 2006 Plan, prior to the Termination Date, 100% of the PVUs will vest if the per share consideration received by holders of common stock in connection with such change in control equals or exceeds the Stock Price Hurdle. For purposes of the PVUs, "Time-Vested Percentage" means (a) the quotient of (i) the number of full months that have elapsed from the PVU's grant date up to the date of the holder's termination of service, divided by (ii) forty-eight, multiplied by (b) one hundred, provided that the Time-Vested Percentage shall never exceed one hundred. In light of the closing price of our common stock on December 31, 2015, the tables below assume that, had a change in control occurred as of such date, the per share consideration received by holders of our common stock in connection with such change in control would not have exceeded the Stock Price Hurdle for the 2012 PVUs or the 2014 PVUs, which is $20.40 and $16.11, respectively.

Vesting of Option and RSU Awards

        The terms of the RSU awards provide that all unvested RSUs will be forfeited if the named executive officer's employment with the Company is terminated by the Company for cause (as defined in his Employment Agreement) or voluntarily by the named executive officer prior to their vesting date, and that all unvested RSUs will vest in full if the named executive officer's employment is terminated by the Company without cause (as defined in his Employment Agreement) or if the named executive officer ceases to be an employee due to death or disability prior to their vesting date.

        Further, if the Company experiences a "change in control," as defined in the 2006 Plan, then (i) each named executive officer's option and RSU awards granted before November 2014 that are outstanding on the date that immediately precedes the change in control will immediately vest in full and, if applicable, become fully exercisable on that date, and (ii) each named executive officer's option and RSU awards granted after November 2014 that are outstanding on the date that immediately precedes the change in control will (a) if such awards are not assumed or replaced by the successor company, immediately vest in full and, if applicable, become fully exercisable on that date or (b) if such awards are assumed or replaced by the successor company but the named executive officer's employment is terminated by the successor company without cause or by the named executive officer for good reason within 12 months following the change in control, vest in full and, if applicable, become fully exercisable on the date of such termination. For purposes of the tables below, (i) no amounts are shown for the vesting of outstanding option awards because all unvested options as of December 31, 2015 had exercise prices that exceeded $3.60 per share, which was the closing price of our common stock on December 31, 2015 and (ii) it is assumed that outstanding awards are assumed or replaced by the suceessor company in connection with a change in control.

Andrew J. Littlefair

        The following table shows the potential cash payments upon termination and/or a change in control of the Company for our President and Chief Executive Officer, Andrew J. Littlefair.

Benefit and Payments	Voluntary Termination	Voluntary Termination for Good Reason	Involuntary Without Cause Termination	Failure to Renew Employment Agreement	For Cause Termination	Change in Control	Voluntary Termination for Good Reason in connection with a Change in Control	Involuntary Without Cause Termination in connection with a Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment	$0	$2,568,807	$2,568,807	$2,568,807	$0	$0	$4,676,895	$4,676,895	$0	$0
Continuation of Medical/Welfare Benefits (present value)	$0	$18,340	$18,340	$18,340	$0	$0	$18,340	$18,340	$0	$0
Vacation Pay	$80,863	$80,863	$80,863	$80,863	$80,863	$80,863	$80,863	$80,863	$80,863	$80,863
Repurchase of Common Stock(1)	$0	$0	$0	$0	$0	$0	$0	$0	$2,186,125	$2,186,125
PVU Vesting(2)	$0	$0	$0	$0	$0	$0	$0	$0	$1,569,384	$1,569,384
RSU Vesting(3)	$0	$0	$378,454	$378,454	$0	$54,454	$378,454	$378,454	$378,454	$378,454

Total:	$80,863	$2,668,010	$3,046,464	$3,046,464	$80,863	$135,317	$5,154,552	$5,154,552	$4,214,826	$4,214,826

(1)
Assumes a fair market value of $3.60 per share, the closing price of our common stock on December 31, 2015. Mr. Littlefair held 607,257 shares of common stock on December 31, 2015.

(2)
At December 31, 2015, the Time-Vested Percentage of the 2012 PVUs was 100%, or 400,000 shares, and the Time-Vested Percentage of the 2014 PVUs was 47.92%, or 35,940 shares. The amounts in this row were determined by multiplying the 400,000 shares and the 35,940 shares by $3.60, the closing price of our common stock on December 31, 2015.

(3)
At December 31, 2015, Mr. Littlefair held 105,126 RSUs that had not vested, of which 15,126 were granted before November 2014. The amounts in this row were determined by multiplying the RSUs by $3.60, the closing price of our common stock on December 31, 2015.

Robert M. Vreeland

        The following table shows the potential cash payments upon termination and/or a change in control of the Company for our Chief Financial Officer, Robert M. Vreeland.

Benefit and Payments	Voluntary Termination	Voluntary Termination for Good Reason	Involuntary Without Cause Termination	Failure to Renew Employment Agreement	For Cause Termination	Change in Control	Voluntary Termination for Good Reason in connection with a Change in Control	Involuntary Without Cause Termination in connection with a Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment	$0	$669,698	$669,698	$669,698	$0	$0	$933,089	$933,089	$0	$0
Continuation of Medical/Welfare Benefits (present value)	$0	$5,692	$5,692	$5,692	$0	$0	$5,692	$5,692	$0	$0
Vacation Pay	$17,684	$17,684	$17,684	$17,684	$17,684	$17,684	$17,684	$17,684	$17,684	$17,684
RSU Vesting(1)	$0	$0	$108,000	$108,000	$0	$0	$108,000	$108,000	$108,000	$108,000

Total:	$17,684	$693,074	$801,074	$801,074	$17,684	$17,684	$1,064,465	$1,064,465	$125,684	$125,684

(1)
At December 31, 2015, Mr. Vreeland held 30,000 RSUs that had not vested, all which were granted after November 2014. The amounts in this row were determined by multiplying the RSUs by $3.60, the closing price of our common stock on December 31, 2015.

Mitchell W. Pratt

        The following table shows the potential cash payments upon termination and/or a change in control of the Company for our Chief Operating Officer and Secretary, Mitchell W. Pratt.

Benefit and Payments	Voluntary Termination	Voluntary Termination for Good Reason	Involuntary Without Cause Termination	Failure to Renew Employment Agreement	For Cause Termination	Change in Control	Voluntary Termination for Good Reason in connection with a Change in Control	Involuntary Without Cause Termination in connection with a Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment	$0	$1,329,824	$1,329,824	$1,329,824	$0	$0	$1,896,477	$1,896,477	$0	$0
Continuation of Medical/Welfare Benefits (present value)	$0	$14,625	$14,625	$14,625	$0	$0	$14,625	$14,625	$0	$0
Vacation Pay	$55,531	$55,531	$55,531	$55,531	$55,531	$55,531	$55,531	$55,531	$55,531	$55,531
Repurchase of Common Stock(1)	$0	$0	$0	$0	$0	$0	$0	$0	$644,393	$644,393
PVU Vesting(2)	$0	$0	$0	$0	$0	$0	$0	$0	$855,943	$855,943
RSU Vesting(3)	$0	$0	$288,000	$288,000	$0	$0	$288,000	$288,000	$288,000	$288,000

Total:	$55,531	$1,399,980	$1,687,980	$1,687,980	$55,531	$55,531	$2,254,633	$2,254,633	$1,843,867	$1,843,867

(1)
Assumes a fair market value of $3.60 per share, the closing price of our common stock on December 31, 2015. Mr. Pratt held 178,998 shares of common stock on December 31, 2015.

(2)
At December 31, 2015, the Time-Vested Percentage of the 2012 PVUs was 100%, or 215,000 shares, and the Time-Vested Percentage of the 2014 PVUs was 47.92%, or 22,762 shares. The amounts in this row were determined by multiplying the 215,000 shares and the 22,762 shares by $3.60, the closing price of our common stock on December 31, 2015.

(3)
At December 31, 2015, Mr. Pratt held 80,000 RSUs that had not vested, all which were granted after November 2014. The amounts in this row were determined by multiplying the RSUs by $3.60, the closing price of our common stock on December 31, 2015.

  Peter J. Grace

        The following table shows the potential cash payments upon termination and/or a change in control of the Company for our Senior Vice President, Sales and Finance, Peter J. Grace.

Benefit and Payments	Voluntary Termination	Voluntary Termination for Good Reason	Involuntary Without Cause Termination	Failure to Renew Employment Agreement	For Cause Termination	Change in Control	Voluntary Termination for Good Reason in connection with a Change in Control	Involuntary Without Cause Termination in connection with a Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment	$0	$1,442,940	$1,442,940	$1,442,940	$0	$0	$2,090,808	$2,090,808	$0	$0
Continuation of Medical/Welfare Benefits (present value)	$0	$16,470	$16,470	$16,470	$0	$0	$16,470	$16,470	$0	$0
Vacation Pay	$41,597	$41,597	$41,597	$41,597	$41,597	$41,597	$41,597	$41,597	$41,597	$41,597
PVU Vesting(1)	$0	$0	$0	$0	$0	$0	$0	$0	$454,223	$454,223
RSU Vesting(2)	$0	$0	$144,000	$144,000	$0	$0	$144,000	$144,000	$144,000	$144,000

Total:	$41,597	$1,501,007	$1,645,007	$1,645,007	$41,597	$41,597	$2,292,875	$2,292,875	$639,820	$639,820

(1)
At December 31, 2015, the Time-Vested Percentage of the 2012 PVUs was 100%, or 110,000 shares, and the Time-Vested Percentage of the 2014 PVUs was 47.92%, or 16,173 shares. The amounts in this row were determined by multiplying the 110,000 shares and the 16,173 shares by $3.60, the closing price of our common stock on December 31, 2015.

(2)
At December 31, 2015, Mr. Grace held 40,000 RSUs that had not vested, all which were granted after November 2014. The amounts in this row were determined by multiplying the RSUs by $3.60, the closing price of our common stock on December 31, 2015.

Barclay F. Corbus

        The following table shows the potential cash payments upon termination and/or a change in control of the Company for our Senior Vice President of Strategic Development, Barclay F. Corbus.

Benefit and Payments	Voluntary Termination	Voluntary Termination for Good Reason	Involuntary Without Cause Termination	Failure to Renew Employment Agreement	For Cause Termination	Change in Control	Voluntary Termination for Good Reason in connection with a Change in Control	Involuntary Without Cause Termination in connection with a Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment	$0	$1,225,230	$1,225,230	$1,225,230	$0	$0	$1,747,314	$1,747,314	$0	$0
Continuation of Medical/Welfare Benefits (present value)	$0	$18,340	$18,340	$18,340	$0	$0	$18,340	$18,340	$0	$0
Vacation Pay	$51,163	$51,163	$51,163	$51,163	$51,163	$51,163	$51,163	$51,163	$51,163	$51,163
PVU Vesting(1)	$0	$0	$0	$0	$0	$0	$0	$0	$784,692	$784,692
RSU Vesting(2)	$0	$0	$230,400	$230,400	$0	$0	$230,400	$230,400	$230,400	$230,400

Total:	$51,163	$1,294,733	$1,525,133	$1,525,133	$51,163	$51,163	$2,047,217	$2,047,217	$1,066,255	$1,066,255

(1)
At December 31, 2015, the Time-Vested Percentage of the 2012 PVUs was 100%, or 200,000 shares, and the Time-Vested Percentage of the 2014 PVUs was 47.92%, or 17,970 shares. The amounts in this row were determined by multiplying the 200,000 shares and the 17,970 shares by $3.60, the closing price of our common stock on December 31, 2015.

(2)
At December 31, 2015, Mr. Corbus held 64,000 RSUs that had not vested, all which were granted after November 2014. The amounts in this row were determined by multiplying the RSUs by $3.60, the closing price of our common stock on December 31, 2015.

Overview of Director Compensation

        We use cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting non-employee director compensation, we consider the significant amount of time that our directors spend in fulfilling their duties to our Company, as well as the level of experience and skills required of the members of the Board. We have also awarded compensation to individual non-employee directors in recognition of outstanding service or efforts on the Company's behalf. Directors who are our employees receive no additional compensation for their services as directors.

Cash Compensation Paid to Non-Employee Board Members

        We pay the following cash compensation to our non-employee directors:

  •
  Except for Messrs. Mitchell and Miller, all of our non-employee directors are paid $60,000 per year.

  •
  In recognition of the additional responsibilities of Mr. Miller, Chair of the audit committee, and Mr. Mitchell, Chairman of the Board, Mr. Miller is paid $70,000 per year and Mr. Mitchell is paid $120,000 per year, except that in February 2015 Mr. Mitchell voluntarily elected to reduce his annual cash compensation to $108,000.

Stock-Based Incentive Compensation

        From time to time, and typically on an annual basis, we award equity awards to non-employee directors; provided that the determination as to which directors receive awards, as well as the timing and the amount of any such awards, is discretionary. See the footnotes to the Director Compensation table below for information about the outstanding stock and option awards held by our directors at December 31, 2015.

2015 Director Compensation

        The following table summarizes the compensation we paid to directors who are not employees of our Company for the fiscal year ended December 31, 2015:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Total ($)
Warren I. Mitchell, Chairman(3)	108,000	100,400	208,400
John S. Herrington(4)	60,000	100,400	160,400
James C. Miller III(5)	70,000	100,400	170,400
T. Boone Pickens(6)	60,000	100,400	160,400
Kenneth M. Socha(7)	60,000	100,400	160,400
Vincent C. Taormina(8)	60,000	100,400	160,400
James E. O'Connor(9)	60,000	100,400	160,400
Stephen A. Scully(10)	60,000	100,400	160,400

(1)
Andrew J. Littlefair, our President and Chief Executive Officer, is not included in this table because he is an employee of the Company and thus receives no additional compensation for his services as a director. The compensation received by Mr. Littlefair as an employee of the Company is shown in the Summary Compensation Table above.

(2)
On November 16, 2016, each of our non-employee directors was granted an RSU award. The amounts listed in this column reflect the grant date fair values of the RSU awards calculated in accordance with FASB ASC 718. For a discussion regarding the valuation model and assumptions used to calculate the fair value of these stock awards, see note 11 to the consolidated financial statements included in the Annual Report.

(3)
As of December 31, 2015, Mr. Mitchell had fully vested and outstanding options to purchase the following: 72,500 shares at an exercise price of $12.00, 25,000 shares at an exercise price of $15.27, 25,997 shares at an exercise price of $5.09, 19,638 shares at an exercise price of $6.33, 20,000 shares at an exercise price of $14.06, 20,000 shares at an exercise price of $13.49, 20,000 shares at an exercise price of $14.22, 25,000 shares at an exercise price of $15.11, 20,000 shares at an exercise price of $13.09, 20,000 shares at an exercise price of $11.93 and 20,000 shares at an exercise price of $5.54. As of December 31, 2015, Mr. Mitchell had an outstanding unvested RSU award for 20,000 shares.

(4)
As of December 31, 2015, Mr. Herrington had fully vested and outstanding options to purchase the following: 80,000 shares at an exercise price of $12.00, 25,000 shares at an exercise price of $15.27, 25,997 shares at an exercise price of $5.09, 19,638 shares at an exercise price of $6.33, 20,000 shares at an exercise price of $14.06, 20,000 shares at an exercise price of $13.49, 20,000 shares at an exercise price of $14.22, 25,000 shares at an exercise price of $15.11, 20,000 shares at an exercise price of $13.09, 20,000 shares at an exercise price of $11.93 and 20,000 shares at an exercise price of $5.54. As of December 31, 2015, Mr. Herrington had an outstanding unvested RSU award for 20,000 shares.

(5)
As of December 31, 2015, Mr. Miller had fully vested and outstanding options to purchase the following: 8,250 shares at an exercise price of $15.27, 17,145 shares at an exercise price of $5.09, 12,961 shares at an exercise price of $6.33, 20,000 shares at an exercise price of $14.06, 20,000 shares at an exercise price of $13.49, 20,000 shares at an exercise price of $14.22, 25,000 shares at an exercise price of $15.11, 20,000 shares at an exercise price of $13.09, 20,000 shares at an exercise price of $11.93 and 20,000 shares at an exercise price of $5.54. As of December 31, 2015, Mr. Miller had an outstanding unvested RSU award for 20,000 shares.

(6)
As of December 31, 2015, Mr. Pickens had fully vested and outstanding options to purchase the following: 113,897 shares at an exercise price of $5.09, 86,103 shares at an exercise price of $6.33, 400,000 shares at an exercise price of $14.06, 20,000 shares at an exercise price of $13.49, 20,000 shares at an exercise price of $14.22, 25,000 shares at an exercise price of $15.11, 20,000 shares at an exercise price of $13.09, 20,000 shares at an exercise price of $11.93 and 20,000 shares at an exercise price of $5.54. As of December 31, 2015, Mr. Pickens had an outstanding unvested RSU award for 20,000 shares.

(7)
As of December 31, 2015, Mr. Socha had fully vested and outstanding options to purchase the following: 10,000 shares at an exercise price of $5.09, 19,638 shares at an exercise price of $6.33, 20,000 shares at an exercise price of $14.06, 20,000 shares at an exercise price of $13.49, 20,000 shares at an exercise price of $14.22, 25,000 shares at an exercise price of $15.11, 20,000 shares at an exercise price of $13.09, 20,000 shares at an exercise price of $11.93 and 20,000 shares at an exercise price of $5.54. As of December 31, 2015, Mr. Socha had an outstanding unvested RSU award for 20,000 shares.

(8)
As of December 31, 2015, Mr. Taormina had fully vested and outstanding options to purchase the following: 25,000 shares at an exercise price of $14.43, 25,997 shares at an exercise price of $5.09, 19,638 shares at an exercise price of $6.33, 20,000 shares at an exercise price of $14.06, 20,000 shares at an exercise price of $13.49, 20,000 shares at an exercise price of $14.22, 25,000 shares at an exercise price of $15.11, 20,000 shares at an exercise price of $13.09, 20,000 shares at an exercise price of $11.93 and 20,000 shares at an exercise price of $5.54. As of December 31, 2015, Mr. Taormina had an outstanding unvested RSU award for 20,000 shares.

(9)
As of December 31, 2015, Mr. O'Connor had fully vested and outstanding options to purchase the following: 25,000 shares at an exercise price of $15.11, 20,000 shares at an exercise price of $13.09, 20,000 shares at an exercise price of $11.93 and 20,000 shares at an exercise price of $5.54. As of December 31, 2015, Mr. O'Connor had an outstanding unvested RSU award for 20,000 shares.

(10)
As of December 31, 2015, Mr. Scully had fully vested and outstanding options to purchase the following: 20,000 shares at an exercise price of $11.93 and 20,000 shares at an exercise price of $5.54. As of December 31, 2015, Mr. Scully had an outstanding unvested RSU award for 20,000 shares.

Equity Incentive Plans

        The Company currently maintains three equity incentive plans: the 2002 Plan, the 2006 Plan and the ESPP, each of which is described below. Stockholders are also being asked to approve a new equity incentive plan, the 2016 Plan, described under Proposal No. 3 above.

2002 Stock Option Plan

        Our Board adopted our 2002 Plan in December 2002. Our stockholders have approved the plan and all material amendments. Upon the closing of our initial public offering, the share reserve available for grant under the 2002 Plan was cancelled and all new grants since then have been made under our 2006 Plan, described below. If any outstanding option under the 2002 Plan expires or is cancelled, the shares allocable to the unexercised portion of that option will be added to the share reserve under the 2006 Plan and will be available for grant under the 2006 Plan.

  Administration

        The 2002 Plan may be administered by the Board or a committee of the Board. In the case of options intended to qualify as "performance based compensation" within the meaning of Section 162(m) of the Code, the administrator of the plan will consist of two or more outside directors within the meaning of Section 162(m) of the Code. The administrator has the authority, in its sole discretion:

  •
  to determine the fair market value of the common stock,

  •
  to determine the terms and conditions of any options, including exercise price, the method of payment of the exercise price, term, vesting and whether the option is a non-statutory stock option or an incentive stock option,

  •
  to reduce the exercise price of any option to the then current fair market value if the fair market value of the optioned stock has declined since the date of grant of that option,

  •
  to delegate to others responsibilities to assist in administering the 2002 Plan, and

  •
  to construe and interpret the terms of the 2002 Plan and option agreements and other documentation related to the 2002 Plan.

  Eligibility

        Effective upon the closing of our initial public offering, we may no longer grant new options under the 2002 Plan.

  Options

        With respect to options intended to qualify as "performance based compensation" within the meaning of Section 162(m) of the Code, the exercise price must be at least equal to the fair market value of our common stock on the date of grant. In addition, the exercise price for any incentive stock option granted to any employee owning more than 10% of our common stock may not be less than 110% of the fair market value of our common stock on the date of grant. The term of any stock option may not exceed ten years, except that with respect to any participant who owns 10% or more of the voting power of all classes of our outstanding capital stock, the term for incentive stock options must not exceed five years.

        Unless the administrator determines otherwise, unvested shares typically will be subject to forfeiture or to our right of repurchase, which we may exercise upon the voluntary or involuntary termination of the participant's service with us for any reason, including death or disability.

  Adjustments Upon Change in Control

        The 2002 Plan provides that in the event of a "change in control," as defined in the 2002 Plan, our Company and the successor corporation, if any, may agree:

  •
  that all options outstanding on the date that immediately precedes the change in control will become immediately exercisable on that date, with the 2002 Plan terminating upon the date of the change in control (with 21 days prior written notice to the optionees),

  •
  to terminate the 2002 Plan and cancel all outstanding options effective as of the date of the change in control, and either (1) provide 21 days prior written notice to optionees so that the optionees can exercise options that are otherwise exercisable at that time, (2) replace such options with comparable options in the successor corporation or parent thereof, or (3) deliver to each optionee the difference between the fair market value of a share on the date of the change in control and the exercise price of the optionee's option, multiplied by the number of shares underlying the option, or

  •
  that the successor corporation or its parent will assume the 2002 Plan and all outstanding options effective as of the date of the change in control.

  Amendment and Termination

        The administrator has the authority to amend, suspend or discontinue the 2002 Plan, subject to the approval of the stockholders in the case of certain amendments. No amendment, suspension or discontinuation will impair the rights of any option, unless agreed to by the optionee.

Amended and Restated 2006 Equity Incentive Plan

        Our 2006 Plan was initially adopted by our Board and approved by our stockholders in December 2006. Under the 2006 Plan, at December 31, 2015, 20,890,500 shares of common stock were authorized for issuance and 262,461 shares were available for grants of future awards. By the terms of the 2006 Plan, the number of shares authorized for issuance under the 2006 Plan increased by 1,000,000 on January 5, 2016. The number of shares reserved for issuance under the 2006 Plan increases automatically, without the need for further Board or stockholder approval, on the first day of each of our fiscal years (up through January 1, 2016) by the lesser of (1) 15% of our outstanding common stock on the last day of the immediately preceding fiscal year, (2) 1,000,000 shares of common stock, or (3) such lesser number of shares as may be determined by the Board.

        If any outstanding option under the 2002 Plan expires or is cancelled, the shares allocable to the unexercised portion of that option will be added to the share reserve under the 2006 Plan and will become available for grant under the 2006 Plan.

  Share Limit

        No participant in the 2006 Plan can receive option grants, stock appreciation rights or stock awards for more than 2,000,000 shares total in any calendar year, or for more than 4,000,000 shares total in connection with the participant's initial service.

  Administration

        The 2006 Plan is to be administered by our Board or the compensation committee of the Board. In the case of options intended to qualify as "performance based compensation" within the meaning of Section 162(m) of the Code, the administrator of the plan will consist of two or more outside directors within the meaning of Section 162(m) of the Code. The administrator has the authority, in its sole discretion:

  •
  to select the recipients to whom options, stock awards, stock appreciation rights and cash awards may, from time to time, be granted under the 2006 Plan,

  •
  to determine whether and to what extent options, stock awards, stock appreciation rights and cash awards are granted under the 2006 Plan,

  •
  to determine the number of shares that are covered by options, stock awards, and stock appreciation rights and the terms of the related agreements,

  •
  to determine the terms and conditions of any options, stock awards and stock appreciation rights, including exercise price, the method of payment of the exercise price, term, vesting and whether an option is a non-statutory stock option or an incentive stock option, and

  •
  to construe and interpret the terms of the 2006 Plan and agreements and other documentation related to the 2006 Plan.

  Eligibility

        The 2006 Plan provides for the grant of options to purchase shares of common stock, stock awards, stock appreciation rights and cash awards. Incentive stock options may be granted only to employees. Nonstatutory stock options and other stock based awards may be granted to employees, non-employee directors, advisors and consultants.

  Vesting

        Although the 2006 Plan provides the administrator with the discretion to determine the vesting schedule, we expect that options (other than the initial option grants) and stock awards (other than initial stock awards) will generally vest over three years, at a rate of 34%, 33%, and 33% per year, respectively, if the grantee is then in service to the Company.

  Adjustments Upon Change in Control

        The 2006 Plan provides that in the event of a "change in control," as defined in the 2006 Plan, all awards outstanding on the date that immediately precedes the change in control will become immediately exercisable on that date, unless otherwise expressly provided in the award agreement.

  Amendment and Termination

        The plan terminates 10 years after its initial adoption, unless earlier terminated by the Board. The Board or the compensation committee may amend or terminate the plan at any time, subject to stockholder approval where required by applicable law. Any amendment or termination may not impair the rights of holders of outstanding awards without their consent.

  U.S. Tax Consequences Relating to the 2006 Plan

        The federal tax rules applicable to awards under the 2006 Plan under the Code are summarized below. This summary omits the tax laws of any municipality, state, or foreign country in which a participant resides. Stock option grants under the 2006 Plan may be intended to qualify as incentive stock options under Section 422 of the Code or may be non-qualified stock options governed by Section 83 of the Code. Generally, no federal income tax is payable by a participant upon the grant of a stock option, and a deduction is not taken by the Company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option grant price. We will be entitled to a corresponding deduction on our income tax return. A participant will not have any taxable income upon exercising an incentive stock option after the applicable holding periods have been satisfied (except that the alternative minimum tax may apply), and we will not receive a deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of a stock option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. We may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

        Restricted stock is also governed by Section 83 of the Code. Generally, no taxes are due when the award is initially made, but the award becomes taxable when it is no longer subject to a "substantial risk of forfeiture" (it becomes vested or transferable). Income tax is paid on the value of the stock or units at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are sold.

        Section 409A of the Code affects taxation of awards to employees, but does not affect our ability to deduct deferred compensation. Section 409A does not apply to incentive stock options, non-qualified stock options (that are not discounted), and restricted stock, provided that there is no deferral of income beyond the vesting date. Section 409A also does not cover stock appreciation rights if the stock appreciation rights are issued by a public company on its traded stock, the exercise price is not less than the fair market value of the underlying stock on the date of grant, the rights are settled in such stock, and there are not any features that defer the recognition of income beyond the exercise date. It is the Company's intent that all awards granted under the 2006 Plan comply with Section 409A of the Code.

        As described above, awards granted under the 2006 Plan may qualify as "performance based compensation" under Section 162(m) of the Code. To qualify, options and other awards must be granted under the 2006 Plan by a committee consisting solely of two or more "outside directors" (as defined under Section 162 regulations) and satisfy the 2006 Plan's limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options and stock settled stock appreciation rights to qualify, the grant, issuance, vesting, or retention of the award must be contingent upon satisfying one or more of the performance criteria set forth in the 2006 Plan, as established and certified by a committee consisting solely of two or more "outside directors."

Employee Stock Purchase Plan

        The ESPP was adopted by the Board in February 2013 and approved by our stockholders in May 2013. Under the ESPP, eligible employees may authorize payroll deductions of eligible compensation for the purchase of common stock during each purchase period.

  Administration

        The compensation committee serves as the administrator of the ESPP, and as such has full authority to adopt such rules and procedures as it may deem necessary for proper plan administration and to interpret the provisions of the ESPP.

  Shares Available Under the ESPP

        A total of 2,500,000 shares of common stock are authorized for purchase over the term of the ESPP, subject to adjustment in the event of a stock split, stock dividend, combination or reclassification or similar event.

  Offering Periods

        The ESPP is implemented through two offering periods per calendar year, with each offering period lasting six months. The administrator of the ESPP may alter the duration of future offering periods in advance without stockholder approval. Each participant is granted a separate purchase right to purchase shares of common stock for each offering period in which he or she participates. Purchase rights under the ESPP are granted on the start date of each offering period in which the participant participates and are automatically exercised on the last day of the offering period. Each purchase right entitles the participant to purchase the whole number of shares of common stock obtained by dividing the participant's payroll deductions for the offering period by the purchase price in effect for such period.

  Eligibility

        Except as described in this paragraph with respect to certain foreign employees, all employees of the Company and its subsidiaries are eligible to participate in the ESPP, except that the ESPP administrator may exclude from an offering period any individual who is regularly expected to work less than twenty hours per week or less than five months per calendar year in the employ of the Company or any subsidiary, or has not been employed for such continuous period as the ESPP administrator may require (not to exceed two years). An eligible employee may only join an offering period on the start date of that period. Subsidiaries include any subsidiary corporation of the Company, whether now existing or hereafter organized, which elects, with the approval of the ESPP administrator, to extend the benefits of the ESPP to their eligible employees. Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether he or she is also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) are ineligible to participate in the ESPP if his or her participation is prohibited under the laws on the applicable non-U.S. jurisdiction or if complying with the laws of the applicable non-U.S. jurisdiction would cause the ESPP or an offering to violate Section 423 of the Code.

  Purchase Provisions

        Each participant in the ESPP may authorize periodic payroll deductions that may not exceed the lesser of (i) 10% of his or her compensation, which is defined in the ESPP to include his or her regular base salary in effect at the beginning of the offering period, exclusive of any payments for overtime, bonuses, annual awards, other incentive payments, reimbursements of expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation, or contributions (other than contributions under a 401(k) or cafeteria plan) and (ii) such lesser amount determined by the administrator of the ESPP per offering period. A participant may increase or reduce his or her rate of payroll deductions during an offering period. On the last day of each offering period, the accumulated payroll deductions of each participant are automatically applied to the purchase of shares of common stock at the purchase price in effect for that period.

  Purchase Price

        The purchase price per share at which common stock is purchased on the participant's behalf for each offering period is equal to 85% of the fair market value per share of the common stock on the last day of the offering period.

  Valuation

        The fair market value of the common stock on a given date is the closing sales price of the common stock on the NASDAQ Global Select Market as of such date.

  Special Limitations

        The ESPP imposes certain limitations upon a participant's right to acquire common stock, including the following limitations:

  •
  No purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding options or purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

  •
  No purchase right granted to a participant may permit such individual to purchase common stock at a rate greater than $25,000 worth of such common stock (valued at the time such purchase right is granted) for each calendar year.

  Termination of Purchase Rights

        A participant's purchase right immediately terminates upon such participant's loss of eligible employee status, and his or her accumulated payroll deductions for the offering period in which the purchase right terminates are refunded. A participant may withdraw from an offering period by giving advance notice prior to the end of that period and his or her accumulated payroll for the offering period in which withdrawal occurs shall be refunded.

  Assignability

        The purchase rights are not assignable or transferable (other than by will or the laws of descent and distribution) and are exercisable only by the participant.

  Corporate Transaction

        In the event of the proposed dissolution or liquidation of the Company, the then-current offering period will terminate immediately prior to the consummation of such dissolution or liquidation, unless otherwise provided by the ESPP administrator. In the event of "corporate transaction," as defined in the ESPP, during an offering period, all outstanding purchase rights shall be assumed by the successor corporation (or a parent or subsidiary thereof), unless the ESPP administrator determines, in its sole discretion, to shorten the offering period then in-effect to a new purchase date. If the ESPP administrator shortens the offering period then in progress to a new purchase date, the ESPP administrator will provide notice to each participant that (i) his or her purchase right will be automatically exercised on the new purchase date or (ii) the Company will pay to him or her, on the new purchase date, cash, cash equivalents, or property as determined by the ESPP administrator that is equal to the difference in the fair market value of the shares of common stock covered by his or her purchase right and the purchase price due had the purchase right been automatically exercised on the new purchase date.

  Changes in Capitalization

        In the event any change is made to the outstanding shares of common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number of securities issuable under the ESPP, including the maximum number of securities issuable per participant on any one purchase date and (ii) the number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.

  Amendment and Termination

        The administrator of the ESPP may at any time terminate or amend the ESPP. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law), the Company shall obtain stockholder approval in such a manner and to such a degree as may be required. The ESPP will terminate upon the earlier to occur of (i) 10 years following the date of the original adoption of the ESPP or (ii) the date on which all purchase rights are exercised in connection with a Corporate Transaction.

  U.S. Tax Consequences Relating to the ESPP

        The ESPP is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, in connection with the grant or exercise of an outstanding purchase right.

        Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the ESPP or in the event the participant should die while still owning the purchased shares.

        If the participant sells or otherwise disposes of the purchased shares within two years after the start date of the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of such sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.

        If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which such shares were acquired and more than one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of such sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeds the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the start date of the offering period, and any additional gain upon the disposition will be taxed as long-term capital gain. The Company will not be entitled to any income tax deduction with respect to such sale or disposition.

        If the participant still owns the purchased shares at the time of his or her death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price and (ii) 15% of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired will constitute ordinary income in the year of death.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD

        The audit committee oversees our financial reporting process on behalf of the Board. Management is responsible for the preparation, presentation and integrity of our consolidated financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent registered public accounting firm is responsible for expressing an opinion on our consolidated financial statements and an opinion on our internal control over financial reporting.

        In performing its responsibilities, the audit committee has reviewed and discussed, with management and KPMG LLP, our independent registered public accounting firm, the audited consolidated financial statements included in the Annual Report. The audit committee has also discussed with KPMG LLP the matters required to be discussed by Auditing Standards No. 16, "Communications with Audit Committees."

        Pursuant to the applicable independence requirements of the Public Company Accounting Oversight Board (United States), the audit committee has received the required written disclosures and letter from KPMG LLP and has discussed with KPMG LLP its independence.

        Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited consolidated financial statements of Clean Energy Fuels Corp. be included in the Annual Report.

Audit Committee:
James C. Miller III, Chairman
John S. Herrington
Stephen A. Scully
Vincent C. Taormina

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Since January 1, 2015, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we are or were a participant, in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, holders of more than five percent of our common stock or any immediate family member of any of the foregoing had, or will have, a direct or indirect material interest. This does not include employment compensation or compensation for Board service, which are described elsewhere in this Proxy Statement.

        Our audit committee charter requires that all related party transactions, as defined in Item 404(a) of Regulation S-K promulgated by the SEC, be reviewed and approved by our audit committee, in accordance with NASDAQ Marketplace Rule 5630. When evaluating such transactions, our audit committee focuses on whether the terms of such transactions are at least as favorable to us as terms we would receive on an arm's-length basis from an unaffiliated third party. The policies and procedures for approving related party transactions are set forth in our audit committee charter, which was adopted in September 2006 and revised in December 2015.

OTHER MATTERS

        We know of no other matters to be submitted at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares that they represent in accordance with their judgment.

        For further information about Clean Energy Fuels Corp., please refer to our Annual Report, which accompanies this Proxy Statement. Our Annual Report was filed with the SEC on March 3, 2016, and is publicly available on our website at http://investors.cleanenergyfuels.com/SEC.cfm. You may also obtain a copy by sending a written request to Investor Relations, Clean Energy Fuels Corp., 4675 MacArthur Court, Suite 800, Newport Beach, California 92660.

By order of the Board,

MITCHELL W. PRATT
Corporate Secretary

 Annex A

CLEAN ENERGY FUELS CORP.
2016 PERFORMANCE INCENTIVE PLAN

1.     PURPOSE OF PLAN

        The purpose of this Clean Energy Fuels Corp. 2016 Performance Incentive Plan (this "Plan") of Clean Energy Fuels Corp., a Delaware corporation (the "Corporation"), is to promote the success of the Corporation and the interests of the Corporation's stockholders by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.     ELIGIBILITY

        The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An "Eligible Person" is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation's eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the "Securities Act"), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation's compliance with any other applicable laws. An Eligible Person who has been granted an award (a "participant") may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, "Subsidiary" means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and "Board" means the Board of Directors of the Corporation.

3.     PLAN ADMINISTRATION

        3.1    The Administrator.    This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The "Administrator" means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

        3.2    Powers of the Administrator.    Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within any express limits on the authority delegated to that committee or person(s)), including, without limitation, the authority to:

  (a)
  determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

  (b)
  grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions of awards consistent with the express limits of this Plan, subject to the limits of this Section 3.2, establish the installment(s) (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance-based exercisability or vesting requirements, determine the extent (if any) to which any applicable exercise and vesting requirements have been satisfied, and establish the events (if any) of termination, expiration or reversion of such awards;

  (c)
  approve the forms of any award agreements (which need not be identical either as to type of award or among participants);

  (d)
  construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, make any and all determinations necessary under this Plan and any such agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

  (e)
  cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

  (f)
  accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

  (g)
  adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise waive or change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);

  (h)
  determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator's action to grant the award (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

  (i)
  determine whether, and the extent to which, adjustments are required pursuant to Section 7.1 hereof and take any of the actions contemplated by Section 7.2 in connection with the occurrence of an event of the type contemplated by Section 7.2;

  (j)
  acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and

  (k)
  determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

        Notwithstanding the foregoing and except for an adjustment pursuant to Section 7.1 or a repricing approved by stockholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

        Notwithstanding the foregoing, and except as provided in the next sentence, all awards granted under this Plan shall be subject to a minimum vesting requirement of one year, and no portion of any award may vest earlier than the first anniversary of the grant date of the award (the "Minimum Vesting Requirement"). The Minimum Vesting Requirement shall not apply to 5% of the total number of shares available under this Plan, and shall not limit or restrict the Administrator's discretion to accelerate the vesting of any award in circumstances it determines to be appropriate.

        3.3    Binding Determinations.    Any determination or other action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan (or any award made under this Plan) and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, nor the Corporation or any of its Subsidiaries, shall be liable for any damages of a participant should an option intended as an ISO (as defined below) fail to actually meet the requirements of the Internal Revenue Code of 1986, as amended (the "Code"), applicable to ISOs, should any other award(s) fail to qualify for any intended tax treatment, should any award grant or other action with respect thereto not satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or otherwise for any tax or other liability imposed on a participant with respect to an award.

        3.4    Reliance on Experts.    In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

        3.5    Delegation.    The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.     SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

        4.1    Shares Available.    Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, "Common Stock" shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

        4.2    Share Limits.    The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the "Share Limit") is equal to the sum of the following:

  (1)
  6,050,000 shares of Common Stock, plus

  (2)
  the number of any shares subject to stock options granted under the Corporation's Amended and Restated 2002 Stock Option Plan (the "2002 Plan") or the Amended and Restated 2006 Equity Incentive Plan (the "2006 Plan") and outstanding on the date of the stockholder approval of this Plan (the "Stockholder Approval Date") which expire, or for any reason are cancelled or terminated, after the Stockholder Approval Date without being exercised, plus;

  (3)
  the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2002 Plan or the 2006 Plan that are outstanding and unvested on the Stockholder Approval Date that are forfeited, terminated, cancelled or otherwise reacquired by the Corporation without having become vested.

provided that in no event shall the Share Limit exceed 20,594,159 shares (which is the sum of the 6,050,000 shares set forth above, plus the aggregate number of shares subject to awards previously granted and outstanding under the 2002 Plan and the 2006 Plan as of the Effective Date).

        Shares issued in respect of any "Full-Value Award" granted under this Plan shall be counted against the foregoing Share Limit as 1.5 shares for every one share issued in connection with such award. (For example, if a stock bonus of 100 shares of Common Stock is granted under this Plan, 150 shares shall be counted against the Share Limit in connection with that award.) For this purpose, a "Full-Value Award" means any award under this Plan that is not a stock option grant or a stock appreciation right grant.

        The following limits also apply with respect to awards granted under this Plan:

  (a)
  The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 6,050,000 shares.

  (b)
  The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted under this Plan during any one calendar year to any one individual is 2,000,000 shares.

  (c)
  The maximum number of shares of Common Stock subject to all awards that are granted under this Plan during any one calendar year to any one individual is 2,000,000 shares.

  (d)
  Awards that are granted under this Plan during any one calendar year to any person who, on the grant date of the award, is a non-employee director are subject to the limits of this Section 4.2(d). The maximum number of shares of Common Stock subject to those awards that are granted under this Plan during any one calendar year to an individual who, on the grant date of the award, is a non-employee director is the number of shares that produce a grant date fair value for the award that, when combined with the grant date fair value of any other awards granted under this Plan during that same calendar year to that individual in his or her capacity as a non-employee director, is $400,000; provided that this limit is $600,000 as to (1) a non-employee director who is serving as the Independent Chair of the Board or the Lead Independent Director at the time the applicable grant is made or (2) any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Board. For purposes of this Section 4.2(d), a "non-employee director" is an individual who, on the grant date of the award, is a member of the Board who is not then an officer or employee of the Corporation or one of its Subsidiaries. For purposes of this Section 4.2(d), "grant date fair value" means the value of the award as of the date of grant of the award and as determined using the equity award valuation principles applied in the Corporation's financial reporting. The limits of this Section 4.2(d) do not apply to, and shall be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Corporation or one of its subsidiaries. The limits of this Section 4.2(d) apply on an individual basis and not on an aggregate basis to all non-employee directors as a group.

  (e)
  Additional limits with respect to Qualified Performance-Based Awards are set forth in Section 5.2.3.

        Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

        4.3    Awards Settled in Cash, Reissue of Awards and Shares.    Except as provided in the next sentence, shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award, shall be counted against the Share Limit and shall not be available for subsequent awards under this Plan. Any shares of Common Stock repurchased with the proceeds of any option exercise price shall not be available for awards under this Plan. To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right granted under this Plan, the number of underlying shares as to which the exercise related shall be counted against the Share Limit. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be counted against the Share Limit with respect to such exercise. In addition, shares that are exchanged by a participant or withheld by the Corporation after the Stockholder Approval Date as full or partial payment in connection with any award granted under the 2002 Plan or 2006 Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries after the Stockholder Approval Date to satisfy the tax withholding obligations related to any award granted under the 2002 Plan or 2006 Plan, shall not be available for new awards under this Plan. To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan. In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Corporation pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 75 shares (after giving effect to the Full-Value Award premium counting rules) shall be counted against the Share Limit). Except as otherwise provided by the Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under this Plan other than the aggregate Share Limit. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

        4.4    No Fractional Shares; Minimum Issue.    Unless otherwise expressly provided by the Administrator, no fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards (or any particular award) granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.     AWARDS

        5.1    Type and Form of Awards.    The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are (subject, in each case, to the no repricing provisions of Section 3.2):

          5.1.1    Stock Options.    A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an "ISO") or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

          5.1.2    Additional Rules Applicable to ISOs.    To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term "subsidiary" is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. If an otherwise-intended ISO fails to meet the applicable requirements of Section 422 of the Code, the option shall be a nonqualified stock option.

          5.1.3    Stock Appreciation Rights.    A stock appreciation right or "SAR" is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the "base price" of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.

          5.1.4    Other Awards; Dividend Equivalent Rights.    The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Common Stock, and any of which may vest upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted as to a stock option or SAR granted under this Plan. In addition, any dividends and/or dividend equivalents as to the unvested portion of a restricted stock award that is subject to performance-based vesting requirements or the unvested portion of a stock unit award that is subject to performance-based vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable performance-based vesting requirements are not satisfied.

        5.2    Section 162(m) Performance-Based Awards.    Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted to officers and employees also may be, granted as awards intended to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code. An Award (other than an option or SAR) intended by the Administrator to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code is referred to as a "Qualified Performance-Based Award." An option or SAR intended to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code is referred to as a "Qualifying Option or SAR." The grant, vesting, exercisability or payment of Qualified Performance-Based Awards may depend (or, in the case of Qualifying Option or SAR, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using one or more of the Business Criteria set forth below (on an absolute or relative (including, without limitation, relative to the performance of one or more other companies or upon comparisons of any of the indicators of performance relative to one or more other companies) basis) for the Corporation on a consolidated basis or for one or more of the Corporation's subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualified Performance-Based Award shall be subject to all of the following provisions of this Section 5.2, and a Qualifying Option or SAR shall be subject to the following provisions of this Section 5.2 only to the extent expressly set forth below. Nothing in this Plan, however, requires the Administrator to qualify any award or compensation as "performance-based compensation" under Section 162(m) of the Code.

          5.2.1    Class; Administrator.    The eligible class of persons for Qualified Performance-Based Awards under this Section 5.2, as well as for a Qualifying Option or SAR, shall be officers and employees of the Corporation or one of its Subsidiaries. To qualify awards as performance-based under Section 162(m), the Administrator approving Qualified Performance-Based Awards or a Qualifying Option or SAR, or making any certification required pursuant to Section 5.2.4, must constitute a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code).

          5.2.2    Performance Goals.    The specific performance goals for Qualified Performance-Based Awards shall be, on an absolute or relative basis, established based on one or more of the following business criteria ("Business Criteria") as selected by the Administrator in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), stock price, total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance formula, goal or goals ("targets") must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. The terms of the Qualified Performance-Based Awards may specify the manner, if any, in which performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other items specified by the Administrator at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.

          5.2.3    Form of Payment; Maximum Qualified Performance-Based Award.    Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Qualifying Option or SAR awards granted to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(b). The maximum number of shares of Common Stock which may be subject to Qualified Performance-Based Awards (including Qualified Performance-Based Awards payable in shares of Common Stock and Qualified Performance-Based Awards payable in cash where the amount of cash payable upon or following vesting of the award is determined with reference to the fair market value of a share of Common Stock at such time) that are granted to any one participant in any one calendar year shall not exceed 2,000,000 shares (counting such shares on a one-for-one basis for this purpose), either individually or in the aggregate, subject to adjustment as provided in Section 7.1. The aggregate amount of compensation to be paid to any one participant in respect of all Qualified Performance-Based Awards payable only in cash (excluding cash awards covered by the preceding sentence where the cash payment is determined with reference to the fair market value of a share of Common Stock upon or following the vesting of the award) and granted to that participant in any one calendar year shall not exceed $3,000,000. Awards that are cancelled during the year shall be counted against these limits to the extent required by Section 162(m) of the Code.

          5.2.4    Certification of Payment.    Before any Qualified Performance-Based Award is paid and to the extent applicable to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Qualified Performance-Based Award were in fact timely satisfied.

          5.2.5    Reservation of Discretion.    The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

          5.2.6    Expiration of Grant Authority.    As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator's authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than a Qualifying Option or SAR) shall terminate upon the first meeting of the Corporation's stockholders that occurs in the fifth year following the year in which the Corporation's stockholders first approve this Plan, subject to any subsequent extension that may be approved by stockholders.

        5.3    Award Agreements.    Each award shall be evidenced by a written or electronic award agreement or notice in a form approved by the Administrator (an "award agreement"), and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require.

        5.4    Deferrals and Settlements.    Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions (if any) as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

        5.5    Consideration for Common Stock or Awards.    The purchase price (if any) for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

  •
  services rendered by the recipient of such award;

  •
  cash, check payable to the order of the Corporation, or electronic funds transfer;

  •
  notice and third party payment in such manner as may be authorized by the Administrator;

  •
  the delivery of previously owned shares of Common Stock;

  •
  by a reduction in the number of shares otherwise deliverable pursuant to the award; or

  •
  subject to such procedures as the Administrator may adopt, pursuant to a "cashless exercise" with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

        In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant's ability to pay any purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

        5.6    Definition of Fair Market Value.    For purposes of this Plan, "fair market value" shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for a share of Common Stock on the NASDAQ Stock Market (the "Market") for the date in question or, if no sales of Common Stock were reported on the Market on that date, the closing price (in regular trading) for a share of Common Stock on the Market for the next preceding day on which sales of Common Stock were reported on the Market. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for a share of Common Stock on the Market on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock on the Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Market as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

        5.7    Transfer Restrictions.

          5.7.1    Limitations on Exercise and Transfer.    Unless otherwise expressly provided in (or pursuant to) this Section 5.7 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

          5.7.2    Exceptions.    The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person's family members).

          5.7.3    Further Exceptions to Limits on Transfer.    The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

    (a)
    transfers to the Corporation (for example, in connection with the expiration or termination of the award),

    (b)
    the designation of a beneficiary to receive benefits in the event of the participant's death or, if the participant has died, transfers to or exercise by the participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

    (c)
    subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if received by the Administrator,

    (d)
    if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

    (e)
    the authorization by the Administrator of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and any limitations imposed by the Administrator.

        5.8    International Awards.    One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator from time to time. The awards so granted need not comply with other specific terms of this Plan, provided that stockholder approval of any deviation from the specific terms of this Plan is not required by applicable law or any applicable listing agency.

6.     EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

        6.1    General.    The Administrator shall establish the effect (if any) of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries, is not a member of the Board, and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

        6.2    Events Not Deemed Terminations of Service.    Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, or except as otherwise required by applicable law, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of any applicable maximum term of the award.

        6.3    Effect of Change of Subsidiary Status.    For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person's award(s) in connection with such transaction.

7.     ADJUSTMENTS; ACCELERATION

        7.1    Adjustments.    Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, conversion or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

        Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Corporation as an entirety, the Administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based awards.

        It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code as to ISOs, Section 409A of the Code as to awards intended to comply therewith and not be subject to taxation thereunder, and Section 162(m) of the Code as to any Qualifying Option or SAR and as to Qualified Performance-Based Awards) and accounting (so as to not trigger any unintended charge to earnings with respect to such adjustment) requirements.

        Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

        7.2    Corporate Transactions—Assumption and Termination of Awards.    Upon any event in which the Corporation does not survive, or does not survive as a public company in respect of its Common Stock (including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Corporation, in any case in connection with which the Corporation does not survive or does not survive as a public company in respect of its Common Stock), then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence in connection with which the Administrator has made provision for the award to be terminated (and the Administrator has not made a provision for the substitution, assumption, exchange or other continuation or settlement of the award): (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; and (2) each award shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days' notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

        Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

        For purposes of this Section 7.2, an award shall be deemed to have been "assumed" if (without limiting other circumstances in which an award is assumed) the award continues after the applicable event, and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Corporation or all or substantially all of the Corporation's assets directly or through one or more subsidiaries (a "Parent")), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the award, for each share of Common Stock subject to the award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the stockholders of the Corporation for each share of Common Stock sold or exchanged in such event (or the consideration received by a majority of the stockholders participating in such event if the stockholders were offered a choice of consideration); provided, however, that if the consideration offered for a share of Common Stock in the event is not solely the ordinary common stock of a successor corporation or a Parent, the Administrator may provide for the consideration to be received upon exercise or payment of the award, for each share subject to the award, to be solely ordinary common stock of the successor corporation or a Parent equal in fair market value to the per share consideration received by the stockholders participating in the event.

        The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.

        In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.

        Without limiting the generality of Section 3.3, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

        7.3    Other Acceleration Rules.    The Administrator may override the provisions of Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

8.     OTHER PROVISIONS

        8.1    Compliance with Laws.    This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the

Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

        8.2    No Rights to Award.    No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

        8.3    No Employment/Service Contract.    Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee's status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person's compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

        8.4    Plan Not Funded.    Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

        8.5    Tax Withholding.    Upon any exercise, vesting, or payment of any award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, arrangements satisfactory to the Corporation shall be made to provide for any taxes the Corporation or any of its Subsidiaries may be required to withhold with respect to such award event or payment. Such arrangements may include (but are not limited to) any one of (or a combination of) the following:

  (a)
  The Corporation or one of its Subsidiaries shall have the right to require the participant (or the participant's personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment.

  (b)
  The Corporation or one of its Subsidiaries shall have the right to deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant's personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment.

  (c)
  In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

        8.6    Effective Date, Termination and Suspension, Amendments.

          8.6.1    Effective Date.    This Plan is effective as of February 16, 2016, the date of its approval by the Board (the "Effective Date"). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board and subject to any extension that may be approved by stockholders, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated termination date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

          8.6.2    Board Authorization.    The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

          8.6.3    Stockholder Approval.    To the extent then required by applicable law or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

          8.6.4    Amendments to Awards.    Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2.

          8.6.5    Limitations on Amendments to Plan and Awards.    No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

        8.7    Privileges of Stock Ownership.    Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

        8.8    Governing Law; Construction; Severability.

          8.8.1    Choice of Law.    This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware, notwithstanding any Delaware or other conflict of law provision to the contrary.

          8.8.2    Severability.    If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

        8.9    Captions.    Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

        8.10    Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.    Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided that the awards shall reflect adjustments giving effect to the assumption or substitution consistent with any conversion applicable to the Common Stock (or the securities otherwise subject to the award) in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

        8.11    Non-Exclusivity of Plan.    Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

        8.12    No Corporate Action Restriction.    The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Corporation or any Subsidiary (or any of their respective shareholders, boards of directors or committees thereof, as the case may be) to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, (f) any other award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive or compensation), or (g) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

        8.13    Other Company Benefit and Compensation Programs.    Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans, arrangements or authority of the Corporation or its Subsidiaries.

        8.14    Clawback Policy.    The awards granted under this Plan are subject to the terms of the Corporation's recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any shares of Common Stock or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

Clean Energy Fuels Corp. 4675 MacArthur Court, Suite 800 Newport Beach, CA 92660

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR ALL of the following director nominees:
	☐	☐	☐
1. Election of Directors
Nominees

01 Andrew J. Littlefair	02 Warren I. Mitchell	03 John S. Herrington		04 James C. Miller III	05 James E. O’Connor
06 Boone Pickens	07 Stephen A. Scully	08 Kenneth M. Socha		09 Vincent C. Taormina

The Board of Directors recommends you vote FOR proposals 2 and 3.					For	Against	Abstain

2 Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.					☐	☐	☐

3 Approval of the Clean Energy Fuels Corp. 2016 Performance Incentive Plan.					☐	☐	☐
NOTE: To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

		Yes	No
Please indicate if you plan to attend the Annual Meeting		☐	☐

Authorized Signatures. This section must be completed for your vote to be counted. Date and Sign Below. Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

0000277527_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

2016 Proxy-Clean Energy Fuels Corp.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTOR

I hereby appoint Warren I. Mitchell and Andrew J. Littlefair, or either of them, as proxies, with power of substitution to each, to vote all shares of common stock that I am entitled to vote at the annual meeting of stockholders of Clean Energy Fuels Corp. to be held on Thursday, May 26, 2016 at 9:00 a.m. PST, or at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. My appointed proxies are authorized in their discretion to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR ALL” NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 and “FOR” PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE APPOINTED PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

If you vote by phone or Internet, please do not mail your proxy card.

Thank You For Voting

(CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)

0000277527_2 R1.0.1.25

QuickLinks

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 3 APPROVAL OF THE CLEAN ENERGY FUELS CORP. 2016 PERFORMANCE INCENTIVE PLAN
CORPORATE GOVERNANCE
INFORMATION ABOUT OUR EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
OTHER MATTERS
  Annex A
CLEAN ENERGY FUELS CORP. 2016 PERFORMANCE INCENTIVE PLAN